SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                      among

                           PENN NATIONAL GAMING, INC.,

                                 VARIOUS BANKS,

                                       and

                           FIRST UNION NATIONAL BANK,

                                    as AGENT

                       ----------------------------------

                             Dated January 28, 1999

                       ----------------------------------

                                TABLE OF CONTENTS

                                                                                             Page
Section 1.  Amount and Terms of Credit..........................................................1
                  1.01.  The Commitments........................................................1
                  1.02.  Minimum Amount of Each Borrowing.......................................2
                  1.03.  Notice of Borrowing....................................................2
                  1.04.  Disbursement of Funds..................................................2
                  1.05.  Notes..................................................................3
                  1.06.  Conversions............................................................4
                  1.07.  Percentages............................................................4
                  1.08.  Interest...............................................................5
                  1.09.  Interest Periods.......................................................5
                  1.10.  Increased Costs, Illegality, etc.......................................6
                  1.11.  Compensation...........................................................8
                  1.12.  Change of Lending Office...............................................9
                  1.13.  Replacement of Banks...................................................9

Section 2.  Letters of Credit..................................................................10
                  2.01.  Letters of Credit.....................................................10
                  2.02.  Maximum Letter of Credit Outstandings; Final
                          Maturities...........................................................11
                  2.03.  Letter of Credit Requests; Minimum Stated Amount......................11
                  2.04.  Letter of Credit Participations.......................................12
                  2.05.  Agreement to Repay Letter of Credit Drawings..........................13
                  2.06.  Increased Costs.......................................................14

Section 3.  Commitment Commission; Fees; Reductions of Commitment..............................15
                  3.01.  Fees..................................................................15
                  3.02.  Voluntary Termination of Unutilized Commitments.......................16
                  3.03.  Certain Mandatory Prepayments.........................................16

Section 4.  Prepayments; Payments; Taxes.......................................................18
                  4.01.  Voluntary Prepayments.................................................18
                  4.02.  Additional Mandatory Repayments.......................................19
                  4.03.  Method and Place of Payment...........................................19
                  4.04.  Net Payments..........................................................19

                                                                                                  >
Section 5.  Conditions Precedent...............................................................21
                  5.01.  Execution of the Agreement............................................21
                  5.02.  Notes.................................................................22
                  5.03.  Officer=s Certificate.................................................22
                  5.04.  Opinions of Counsel...................................................22
                  5.05.  Corporate Documents; Proceedings; etc.................................22
                  5.06.  Shareholders=Agreements; Tax Sharing Agreements;
                          Existing Indebtedness Agreements.....................................23
                  5.07.  The Transaction.......................................................23
                  5.08.  Original Credit Agreement, etc........................................24
                  5.09.  Adverse Change, etc...................................................24
                  5.10.  Litigation............................................................25
                  5.11.  Contribution and Indemnification Agreement............................25
                  5.12.  Mortgage Amendments...................................................25
                  5.13.  Projections; Balance Sheet; Financial Review..........................26
                  5.14.  Subsidiaries Guaranty. ...............................................26
                  5.15.  Amended and Restated Security Agreement...............................26
                  5.16.  Pledge Agreement......................................................26
                  5.17.  Assignment of Notes...................................................26
                  5.18.  Solvency Certificate; Insurance Certificates..........................26
                  5.19.  Searches.  ...........................................................27
                  5.20.  Notice of Account Designation.........................................27
                  5.21.  No Default; Representations and Warranties............................27
                  5.22.  Notice of Borrowing; Letter of Credit Request.........................27

Section 6.  Representations, Warranties and Agreements.........................................27
                  6.01.  Corporate and Other Status............................................28
                  6.02.  Corporate and Other Power and Authority...............................28
                  6.03.  No Violation..........................................................28
                  6.04.  Approvals.............................................................29
                  6.05.  Financial Statements; Financial Condition;
                          Undisclosed Liabilities; Projections; etc............................29
                  6.06.  Litigation............................................................30
                  6.07.  True and Complete Disclosure..........................................30
                  6.08.  Use of Proceeds; Margin Regulations...................................30
                  6.09.  Tax Returns and Payments..............................................31
                  6.10.  Compliance with ERISA.................................................31
                  6.11.  The Security Documents................................................32
                  6.12.  Representations and Warranties in the Documents.......................33
                  6.13.  Properties............................................................33
                  6.14.  Capitalization........................................................33

                  6.15.  Subsidiaries; Investments.............................................34
                  6.16.  Compliance with Statutes, etc.........................................34
                  6.17.  Investment Company Act................................................34
                  6.18.  Public Utility Holding Company Act....................................34
                  6.19.  Environmental Matters.................................................34
                  6.20.  Labor Relations.......................................................35
                  6.21.  Patents, Licenses, Franchises and Formulas............................35
                  6.22.  Licenses..............................................................36
                  6.23.  Indebtedness..........................................................36
                  6.24.  The Senior Notes......................................................36
                  6.25.  Year 2000 Compliance..................................................37
                  6.26.  Material Contracts....................................................37
                  6.27.  Management Agreements.................................................37
                  6.28.  Transaction Documents.................................................37
                  6.29.  Inactive Subsidiaries.................................................37

Section 7.  Affirmative Covenants..............................................................38
                  7.01.  Information Covenants.................................................38
                  7.02.  Books, Records and Inspections; Annual Meeting with Banks             41
                  7.03.  Maintenance of Property; Insurance....................................41
                  7.04.  Corporate Existence; Corporate Franchises.............................42
                  7.05.  Compliance with Statutes, etc.........................................42
                  7.06.  Compliance with Environmental Laws....................................43
                  7.07.  ERISA.................................................................43
                  7.08.  End of Fiscal Years; Fiscal Quarters..................................44
                  7.09.  Performance of Obligations; Conduct of Business.......................44
                  7.10.  Payment of Taxes......................................................45
                  7.11.  Additional Security; Further Assurances...............................45
                  7.12.  New Jersey Licenses...................................................46
                  7.13.  Year 2000 Compliance..................................................46
                  7.14.  Successor Agent.......................................................46
                  7.15.  Transactions Among Affiliates.........................................46
                  7.16.  Other Information.....................................................46
Section 8.  Negative Covenants.................................................................46
                  8.01.  Liens.................................................................47
                  8.02.  Consolidation, Merger, Purchase or Sale of Assets, etc................49
                  8.03.  Restricted Payments...................................................50
                  8.04.  Indebtedness..........................................................51
                  8.05.  Advances, Investments and Loans.......................................52
                  8.06.  Transactions with Affiliates..........................................53
                  8.07.  Leases................................................................54
                  8.08.  Capital Expenditures..................................................54

                  8.09.  Minimum Consolidated Net Worth........................................55
                  8.10.  Consolidated Cash Interest Coverage Ratio.............................55
                  8.11.  Maximum Leverage Ratio................................................55
                  8.12.  Limitation on Modifications of Certificate of Incorporation,
                          By-Laws and Certain Other Agreements; etc............................55
                  8.13.  Limitation on Certain Restrictions on Subsidiaries....................56
                  8.14.  Limitation on Issuance of Capital Stock...............................56
                  8.15.  Business..............................................................56
                  8.16.  Guaranties............................................................57
                  8.17.  Limitation on Creation of Subsidiaries................................57
                  8.18.  New Jersey Joint Venture..............................................57
Section 9.  Events of Default..................................................................58
                  9.01.  Payments..............................................................58
                  9.02.  Representations, etc..................................................58
                  9.03.  Covenants.............................................................58
                  9.04.  Default Under Other Agreements........................................58
                  9.05.  Bankruptcy, etc.......................................................58
                  9.06.  ERISA.................................................................59
                  9.07.  Security Documents....................................................59
                  9.08.  Subsidiaries Guaranty.................................................60
                  9.09.  Judgments.............................................................60
                  9.10.  Change of Control.....................................................60
                  9.11.  Governmental Authorities; Licenses....................................60
                  9.12.  Applications..........................................................60
                  9.13.  Legality..............................................................61
Section 10.  Definitions and Accounting Terms..................................................61
                  10.01.  Defined Terms........................................................61

Section 11.  The Agent.........................................................................82
                  11.01.  Appointment..........................................................82
                  11.02.  Nature of Duties.....................................................83
                  11.03.  Lack of Reliance on the Agent........................................83
                  11.04. Certain Rights of the Agent...........................................83
                  11.05.  Reliance.............................................................84
                  11.06.  Indemnification......................................................84
                  11.07.  The Agent in its Individual Capacity.................................84
                  11.08.  Holders..............................................................84
                  11.09.  Resignation by the Agent.............................................84

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

Section 12.  Miscellaneous.....................................................................85
                  12.01.  Payment of Expenses, etc.............................................85
                  12.02.  Right of Setoff......................................................86
                  12.03.  Notices..............................................................86
                  12.04.  Benefit of Agreement; Assignments; Participations....................87
                  12.05.  No Waiver; Remedies Cumulative.......................................88
                  12.06.  Payments Pro Rata....................................................89
                  12.07.  Calculations; Computations; Accounting Terms.........................89
                  12.08.  GOVERNING LAW; SUBMISSION TO
                          JURISDICTION; VENUE; WAIVER OF JURY
                          TRIAL................................................................90
                  12.09.  Arbitration..........................................................91
                  12.10.  Counterparts.........................................................91
                  12.11.  Effectiveness........................................................91
                  12.12.  Headings Descriptive.................................................92
                  12.13.  Amendment or Waiver; etc.............................................92
                  12.14.  Survival.............................................................93
                  12.15.  Domicile of Loans....................................................93
                  12.16.  Register.............................................................93
                  12.17.  Confidentiality......................................................94

                                                                                             Page

SCHEDULE I                 --       Commitments
----------                 --       -----------
SCHEDULE II                --       List of Banks
-----------                --       -------------
SCHEDULE III               --       Existing Letters of Credit
------------               --       --------------------------
SCHEDULE IV                --       Real Property
-----------                --       -------------
SCHEDULE V                 --       Subsidiaries
----------                 --       ------------
SCHEDULE VI                --       Existing Indebtedness
-----------                --       ---------------------
SCHEDULE VII               --       Insurance
------------               --       ---------
SCHEDULE VIII              --       Existing Liens
-------------              --       --------------
SCHEDULE IX                --       Existing Investments
-----------                --       --------------------
SCHEDULE X                 --       Management Agreements
----------                 --       ---------------------
SCHEDULE XI                --       Environmental Matters
-----------                --       ---------------------
SCHEDULE XII               --       Labor Relations
------------               --       ---------------
SCHEDULE XIII              --       Mortgaged Properties For Which Phase I Has Been Delivered
-------------              --       ---------------------------------------------------------
EXHIBIT A                  --       Form of Notice of Borrowing
---------                  --       ---------------------------
EXHIBIT B-1                --       Form of Amended and Restated Revolving Note
-----------                --       -------------------------------------------
EXHIBIT B-2                --       Form of Term Note
-----------                --       -----------------
EXHIBIT C                  --       Form of Letter of Credit Request
---------                  --       --------------------------------
EXHIBIT D                  --       Calculation of Funding Losses
---------                  --       -----------------------------
EXHIBIT E                  --       Form of Section 4.04(b)(ii) Certificate
---------                  --       ---------------------------------------
EXHIBIT F-1                --       Form of Opinion of West Virginia counsel to the Credit Parties
-----------                --       --------------------------------------------------------------
EXHIBIT F-2                --       Form of Opinion of Mesirov, Gelman, Jaffe, Cramer & Jamieson, counsel to the Credit Parties
-----------                --       -------------------------------------------------------------------------------------------
EXHIBIT G                  --       Form of Section 5.05 Officers= Certificate
---------                  --       ------------------------------------------
EXHIBIT H                  --       Form of Acknowledgment Letter
---------                  --       -----------------------------
EXHIBIT I                  --       Form of Contribution and Indemnification Agreement
---------                  --       --------------------------------------------------
EXHIBIT J                  --       Form of Solvency Certificate
---------                  --       ----------------------------
EXHIBIT K                  --       Form of Assignment and Assumption Agreement
---------                  --       -------------------------------------------
EXHIBIT L                  --       Form of Intercompany Note
---------                  --       -------------------------
EXHIBIT M                  --       Applicable Margins
---------                  --       ------------------
EXHIBIT N                  --       Form of Officer=s Certificate - Covenant Compliance
---------                  --       ---------------------------------------------------

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



                  THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this ACredit Agreement@) is made this 28th day of January, 1999 among PENN NATIONAL GAMING, INC., a Pennsylvania corporation (the ABorrower@), the Banks party hereto from time to time, and FIRST UNION NATIONAL BANK, a national banking association and successor by merger to CoreStates Bank, N.A., as Agent (all capitalized terms used herein and defined in Section 10 are used herein as therein defined).

                              W I T N E S S E T H :

                  WHEREAS, the Borrower, the Original Banks, CoreStates Bank, N.A., as Co-Agent, and Bankers Trust Company, as Agent, are parties to an Amended and Restated Credit Agreement, dated as of December 17, 1997 (as amended and modified to, but not including, the Restatement Effective Date, the AOriginal Credit Agreement@); and

                  WHEREAS, the Borrower has requested that the Original Credit Agreement be amended and restated in its entirety, and the Banks and the Agent hereunder are willing to amend and restate the same, upon the terms and conditions set forth herein;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that the Original Credit Agreement shall be and is hereby amended and restated in its entirety on and after the Restatement Effective Date as follows:

Amount and Terms of Credit.

21 The Commitments. Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make the following loans to Borrower:

22 Revolving Loan(s). At any time and from time to time after the Restatement Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each a ARevolving Loan@ and collectively, the ARevolving Loans@) to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in
         Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of such Bank=s Percentage and the aggregate amount of all Letters of Credit Outstanding (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the amount of all Letters of Credit Outstanding (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Total Commitment at such time; and

23 Term Loan. On the Restatement Effective Date, a term loan (the ATerm Loan@) to Borrower in the original principal amount of Five Million Dollars ($5,000,000) from First Union, in its individual capacity.

24 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than five Borrowings of Eurodollar Loans.

25 Notice of Borrowing. (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Agent at the Notice Office at least three Business Days= prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder, the Borrower shall give the Agent at the Notice Office notice thereof no later than the date on which each Base Rate Loan is to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (Philadelphia time) on such day. Each such notice (each a ANotice of Borrowing@), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing on the same day, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), and whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank=s proportionate share thereof (if any) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

26 Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Agent may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, believed by the Agent in good faith to be from the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or the Controller of the Borrower, or from any other authorized officer of the Borrower designated in writing by the Borrower to the Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent=s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, absent manifest error.

27 Disbursement of Funds. No later than 12:00 noon (Philadelphia time) (or 2:00 p.m. (Philadelphia time) in the case of Base Rate Loans made on same day notice) on the date specified in each Notice of Borrowing, each Bank will make available its Percentage of each such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank=s portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent=s demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

28       Notes.

29 Amended and Restated Revolving Notes. The Borrower=s obligation to pay the principal of, and interest on, the Revolving Loans made by each Bank shall be evidenced by an amended and restated promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a ARevolving Note@ and collectively, the ARevolving Notes@). The Revolving Note issued to each Bank that has a Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Commitment of such Bank (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Bank at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

30 Amendment and Restatement. This Agreement amends and restates, replaces and supersedes the Original Credit Agreement; provided, however, that the execution and delivery of this Agreement shall not in any circumstance be deemed to have terminated, extinguished, or discharged the Borrower=s Indebtedness under the Original Credit Agreement, all of which Indebtedness and the guaranties and security therefor shall continue under and be governed by this Agreement and the other Credit Documents. This Agreement IS NOT A NOVATION.

31 Term Note. The Borrower=s obligation to pay the principal of, and interest on, the Term Loan made by First Union shall be evidenced by a promissory note duly executed and delivered by the Borrower to First Union substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the ATerm Note@). The Term Note shall (i) be executed by the Borrower, (ii) be payable to First Union or its registered assigns and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in an original principal amount of $5,000,000, (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in such Term Note, (vi) be subject to voluntary prepayment as provided in Section 4.01(b), and (vii) be entitled to the benefits of this Agreement and the other Credit Documents to the extent set forth therein.

32 Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect of each Loan and will prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower=s obligations in respect of such Loans.

33 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan, provided that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may be converted into Eurodollar Loans only if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under
         Section 1.02. Each such conversion shall be effected by the Borrower by giving the Agent at the Notice Office prior to 11:00 a.m. (Philadelphia time) at least three Business Days= prior notice (each a ANotice of Conversion@) specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

34 Percentages. All Borrowings under this Agreement shall be incurred from the Banks based on their Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

35 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06 or 1.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

36 The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

37 Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is 2% per annum in excess of the rate then borne by such Loans, in each case, with such interest to be payable on demand.

38 Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and
         (iii) in respect of each Revolving Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

39 Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

40 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Agent notice thereof, the interest period (each an AInterest Period@) applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

41 all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

42 the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

43 if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

44 if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

45 no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

46 no Interest Period in respect of any Borrowing of any Eurodollar Loan shall be selected which extends beyond the Final Maturity Date.

                  If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

47 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

48 on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

49 at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Revolving Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting the interbank Eurodollar market; or

50 at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon such Bank=s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

51 At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
         Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Agent pursuant to
         Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days= written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

52       If any  Bank  determines  that  after  the date of this  Agreement  the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank=s Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank=s determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

53 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profits which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01, 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or the Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

54 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii),
         Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this
         Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

55 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Revolving Loans or fund Unpaid Drawings, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section
         2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 12.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Bank (the AReplaced Bank@) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the AReplacement Bank@) and each of whom shall be required to be reasonably acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to

         Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the entire Commitment and all outstanding Loans of, and, in each case, participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to
         (x) the Replaced Bank in respect  thereof an amount equal to the sum of
         (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section
         3.01 and (y) each Issuing Bank an amount equal to such Replaced Bank=s Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank to such Issuing Bank and (ii) all obligations of the Borrower due and owing to the Replaced Bank at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 11.06 and 12.01),
         which shall survive as to such Replaced Bank. It is understood and agreed that replacements pursuant to this Section 1.13 shall be effected by means of assignments which otherwise meet the applicable requirements of Section 12.04(b).

Letters of Credit.

56 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that the Issuing Bank issue, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by the Issuing Bank or in the other form as has been approved by the Issuing Bank (each such standby letter of credit, a ALetter of Credit@) in support of such L/C Supportable Obligations. It is hereby acknowledged and agreed that each of the letters of credit described in Schedule III (the AExisting Letters of Credit@) which were issued by Bankers Trust as the Issuing Bank under the Original Credit Agreement for the account of the Borrower prior to the Restatement Effective Date and which remain outstanding on the Restatement Effective Date shall, after completion of a Letter of Credit Request (as defined in Section 2.03) be substituted with a Letter of Credit from Agent as the Issuing Bank and shall constitute a ALetter of Credit@ for all purposes of this Agreement and shall be deemed issued for purposes of Sections 2.04(a), 3.01(b) and 3.01(c) on the Restatement Effective Date. All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

57 Subject to and upon the terms and conditions set forth herein, the Issuing Bank hereby agrees that it will, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as are permitted to remain outstanding without giving rise to a Default or an Event of Default, provided that the Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

58 any order, judgment or decree of any governmental authority (including any Commission) or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority (including any Commission) with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to the Issuing Bank as of the date hereof and which the Issuing Bank reasonably and in good faith deems material to it; or

59 the Issuing Bank shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

60 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement,
         (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $3,000,000 or (y) when added to the aggregate principal amount of all Loans then outstanding, an amount equal to the Total Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the third Business Day prior to the Final Maturity Date, on terms acceptable to the Issuing Bank) and (y) three Business Days prior to the Final Maturity Date.

61 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and the Issuing Bank at least five Business Days= (or such shorter period as is acceptable to the Issuing
         Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a ALetter of Credit Request@). The Agent shall promptly transmit copies of each Letter of Credit Request to each Bank.

62 The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the Issuing Bank has received notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then the Issuing Bank shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Bank=s usual and customary practices. Upon its issuance of or amendment or modification to any Letter of Credit, the Issuing Bank shall promptly notify the Borrower, each Participant and the Agent of such issuance, amendment or modification and such notification shall be accompanied by a copy of the issued Letter of Credit or amendment or modification. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Bank Default exists, the Issuing Bank shall not be required to issue any Letter of Credit unless the Issuing Bank has entered into an arrangement satisfactory to it and the Borrower to eliminate the Issuing Bank=s risk with respect the participation in Letters of Credit by the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank=s or Banks= Percentage of the Letter of Credit Outstanding.

63 The initial Stated Amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the Issuing Bank.

64 Letter of Credit Participations. (a) Immediately upon the issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank, other than the Issuing Bank (each such Bank, in its capacity under this Section 2.04, a AParticipant@), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant=s Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Percentages of the Banks pursuant to
         Section 1.13 or 12.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section
         2.04 to reflect the new Percentages of the assignor and assignee Bank, as the case may be.

65 In determining whether to pay under any Letter of Credit, the Issuing Bank shall not have an obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any resulting liability to the Borrower, any other Credit Party, any Bank or any other Person.

66 In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.05(a), the Issuing Bank shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and
         unconditionally   pay  to  the   Issuing   Bank  the   amount  of  such
         Participant=s Percentage of such unreimbursed payment in Dollars and in same day funds. If the Agent so notifies, prior to 11:00 a.m. (Philadelphia time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Issuing Bank in Dollars such Participant=s Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Issuing Bank, such Participant agrees to pay to the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Bank at the overnight Federal Funds Rate for the first three days and at the interest rate applicable Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Issuing Bank its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Bank its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Bank such other Participant=s Percentage of any such payment.
                                      105
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67       Whenever  the  Issuing  Bank  receives  a  payment  of a  reimbursement
         obligation   as  to  which  it  has  received  any  payments  from  the
         Participants pursuant to clause (c) above, the Issuing Bank shall pay to each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant=s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

68 Upon the request of any Participant, the Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

69 The obligations of the Participants to make payments to the Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

70 any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

71 the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

72 any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

73 the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

74 the occurrence of any Default or Event of Default.

75 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the Issuing Bank, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Issuing Bank under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an AUnpaid Drawing@), not later than two Business Days following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 9.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (Philadelphia time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (Philadelphia time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under
         Section 9.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The
         Issuing Bank shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower=s obligations hereunder.

76 The obligations of the Borrower under this Section 2.05 to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a ADrawing@) to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.

77 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority (including any Commission) charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Bank or participated in by any Participant, or (ii) impose on the Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to the Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Bank or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by the Issuing Bank or any Participant (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Agent), the Borrower shall pay to the Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Issuing Bank or such Participant (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Bank or such Participant. The certificate required to be delivered pursuant to his Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

Commitment Commission; Fees; Reductions of Commitment.

78 Fees. (a) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank a commitment commission (the ACommitment Commission@) for the period from and including the Restatement Effective Date to but excluding the Final Maturity Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate for each day equal to the appropriate percentage set forth under the column titled ACommitment Fee@ on Exhibit M hereto, of the daily average Unutilized Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Commitment is terminated.

79 The Borrower agrees to pay to the Agent for distribution to each Bank (based on each such Bank=s respective Percentage) a fee in respect of each Letter of Credit issued hereunder (the ALetter of Credit Fee@) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Eurodollar Spread on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

80 The Borrower agrees to pay to the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by it (the AFacing Fee@), for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

81 The Borrower agrees to pay to the Issuing Bank, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

82 The Borrower agrees to pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

83 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days= prior written notice to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, (i) to terminate the Total Unutilized Commitment, in whole or in part, pursuant to this Section 3.02(a), in an integral multiple of $1,000,000, in the case of partial reductions to the Total Unutilized Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Commitment of each Bank.

84 In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 12.12(b), the Borrower may, subject to its compliance with the requirements of Section 12.12(b), upon five Business Days= prior written notice to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Banks) terminate the entire Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a ABank@ for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 11.06 and 12.01), which shall survive as to such repaid Bank.

85 Certain Mandatory Prepayments. (a) The Total Commitment (and the Commitment of each Bank) shall terminate in its entirety on the earlier of (i) the date on which a Change of Control occurs; (ii) the Final Maturity Date; and (iii) the date on which the Agent terminates the Total Commitment pursuant to the last paragraph of Section 9 hereof.

86 In addition to any other mandatory prepayments pursuant to this Section 3.03, on each date on or after the Restatement Effective Date upon which the Borrower or any Credit Party receives any cash proceeds from any incurrence by the Borrower or any Credit Party of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 8.04 (Indebtedness) as such Section is in effect on the Restatement Effective Date), the Borrower shall prepay the Loans on such date by an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness, such prepayment to be applied pursuant to the terms of Section 3.03(e) hereof.

87 In addition to any other mandatory prepayments pursuant to this Section 3.03, on each date on or after the Restatement Effective Date upon which the Borrower or any Credit Party receives cash proceeds from any Asset Sale, the Borrower shall prepay the Loans on such date by an amount equal to 100% of the Net Sale Proceeds of such Asset Sale, such prepayment to be applied pursuant to the terms of Section 3.03(e) hereof; provided that no prepayment shall be required pursuant to this
         Section 3.03(c) so long as no Default or Event of Default then exists and the Borrower delivers a certificate to the Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase replacement assets within 270 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such Net Sale Proceeds not giving rise to a mandatory prepayment are not so reinvested in replacement assets within such 270 day period, such remaining portion shall give rise to a mandatory prepayment on the last day of such period as set forth above in this Section 3.03(c).

88 In addition to any other mandatory prepayments pursuant to this Section 3.03, within 10 days following each date on or after the Restatement Effective Date upon which the Borrower or any Credit Party receives any cash proceeds from any Recovery Event, the Borrower shall prepay the Loans on such 10th day by an amount equal to 100% of the Net Insurance Proceeds of such Recovery Event, such prepayment to be applied pursuant to the terms of Section 3.03(e) hereof, provided that so long as no Default or Event of Default then exists and such proceeds do not exceed $10,000,000, no mandatory prepayment shall be required pursuant to this
         Section 3.03(d) to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 270 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if the amount of such proceeds exceeds $10,000,000, then the Borrower shall make a mandatory prepayment equal to the entire amount and not just the portion in excess of $10,000,000 and (ii) if all or any portion of such proceeds not giving rise to a mandatory prepayment pursuant to the preceding proviso are not so used within 270 days after the date of the receipt of such proceeds, such remaining portion shall give rise to a mandatory prepayment on the last day of such period as set forth above in this Section 3.03(d).

89 In the absence of a Default or an Event of Default, Borrower shall allocate each mandatory prepayment pursuant to this Section 3.03 between the following options: (i) to prepay amounts outstanding under the Term Loan, including principal, interest on such payment to the date of prepayment, any associated funding losses as calculated pursuant to Exhibit D attached hereto and other fees, and (ii) to prepay amounts outstanding under the Revolving Loans, including principal, interest on such payment to the date of prepayment, any associated funding losses as calculated pursuant to Exhibit D attached hereto and other fees, such prepayment to be shared among the Banks pursuant to each Bank=s Percentage. During the continuance of a Default or an Event of Default, such allocation shall be applied pro rata between the Revolving Loans and the Term Loan. Prepayments of the Revolving Loan shall not reduce the Total Commitment and may be reborrowed in accordance with the terms hereof.

Prepayments; Payments; Taxes.

90 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time (and, in the absence of a Default or Event of Default, Borrower may determine the allocation of such payments between the Term Loan and the Revolving Loans) on the following terms and conditions: (i) the Borrower shall give the Agent prior to 12:00 noon (Philadelphia time) at the Notice Office (x) at least one Business Day=s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days= prior written notice (or telephonic notice promptly
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

         confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $500,000 and, if greater, in an integral multiple of $100,000, provided that if any partial prepayment of
         Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans, and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) prepayments of Eurodollar Loans made pursuant to this
         Section 4.01(a) other than on the last day of an Interest Period applicable thereto shall be accompanied by payment of associated funding losses as calculated pursuant to Exhibit D hereto; (iv) prepayments of Revolving Loans shall not reduce the Total Commitment and may be reborrowed in accordance with the terms hereof; and (v) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that, at the Borrower=s election, such prepayment shall not be applied to any Loan of a Defaulting Bank.

     (b) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 12.12(b), the Borrower may, upon five Business Days= prior written notice to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with, and subject to the requirements of, said Section 12.12(b) so long as (A) the entire Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Commitments) and (B) the consents, if any, required by Section 12.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

91 Additional Mandatory Repayments. (a) On any day on which the sum of the aggregate outstanding principal amount of the Loans plus the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower shall prepay on such day the principal of Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower shall pay to the Agent at the Payment Office on such day an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Banks and the Banks hereunder in a cash collateral account to be established by the Agent.
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

92 With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless (a) all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full or (b) such repayment is accompanied by payment of funding losses calculated pursuant to Exhibit D hereto; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

93 Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, all then outstanding Loans shall be repaid in full on the earlier of (i) the date on which a Change of Control occurs; (ii) the Final Maturity Date or Term Loan Maturity Date, as applicable; and (iii) the date on which the Agent terminates the Commitment pursuant to the last paragraph of Section 9 hereof.

94 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 noon (Philadelphia time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

95 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is
                                      113
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         located  or any  subdivision  thereof  or  therein)  and all  interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as ATaxes@). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

96 Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to
         Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank=s entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a Abank@ within the meaning of Section 881(c)(3)(A) of
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         the Code and cannot deliver either  Internal  Revenue Service Form 1001 or 4224 (or  successor  forms)  pursuant  to clause  (i)  above,  (x) a
         certificate   substantially   in  the  form  of  Exhibit  E  (any  such
         certificate, a ASection 4.04(b)(ii) Certificate@) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank=s entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Bank will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor form), or Form W-8 (or successor form) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Bank shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a),
         but  subject  to  Section  12.04(b)  and  the  immediately   succeeding
         sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.
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Conditions Precedent.  The occurrence of the Restatement  Effective Date and the obligation of each Bank to make Loans on and after the Restatement Effective Date, and the obligation of the Issuing Bank to issue Letters of Credit on and after the Restatement Effective Date, are subject at the time of any such Credit Event to the satisfaction of any the following conditions (to the extent applicable to such Credit Event):

97 Execution of the Agreement. On or prior to the Restatement Effective Date, this Agreement shall have been executed and delivered in accordance with
     Section 12.11.

98 Notes. On or prior to the Restatement Effective Date, there shall have been delivered (i) to the Agent for the account of each of the Banks the appropriate Revolving Note and (ii) to First Union, the Term Note, executed by the Borrower, in the amounts, maturities and as otherwise provided herein.

99 Officer=s Certificate. On the Restatement Effective Date, the Agent shall have received a certificate, dated the Restatement Effective Date and signed on behalf of the Borrower by the Chairman of the Board, the President or any Vice President of the Borrower, stating that all of the conditions in Sections 5.08, 5.09, 5.10 and 5.13 have been satisfied on such date.

100 Opinions of Counsel. On the Restatement Effective Date, the Agent shall have received from (i) Bowles, Rice McDavid, Graff & Love, PLLC, West Virginia counsel to the Credit Parties, an opinion addressed to the Agent and each of the Banks and dated the Restatement Effective Date, covering the matters set forth in Exhibit F-1 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request and (ii) Mesirov Gelman Jaffe Cramer & Jamieson, LLP counsel to the Credit Parties, an opinion addressed to the Agent and the Banks, dated the Restatement Effective Date, covering the matters set forth in Exhibit F-2 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

101 Corporate Documents; Proceedings; etc. (a) On the Restatement Effective Date, the Agent shall have received a certificate from each Credit Party, dated the Restatement Effective Date, signed by the Chairman of the Board, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit G with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing resolutions shall be in form and substance reasonably acceptable to the Agent.
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102      All corporate and legal  proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Agent and the Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records
         of  corporate  proceedings,   governmental  approvals,   good  standing
         certificates and bring-down telegrams or facsimiles, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

103 On the Restatement Effective Date, the corporate, ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by the Borrower or any of its Subsidiaries) of the Borrower and its Subsidiaries shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.

104 Shareholders= Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements. On or prior to the Restatement Effective Date, there shall have been delivered to (or there shall have been made available for review by) the Agent true and correct copies of the following documents:

105 all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock, including, without limitation, the Charles Town Joint Venture Agreement (collectively, the AShareholders= Agreements@);

106 all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, the ATax Sharing Agreements@); and

107 all agreements evidencing or relating to Indebtedness of the Borrower or any of its Subsidiaries which is to remain outstanding after the Restatement Effective Date, including without limitation the Senior Note Documents (collectively, the AExisting Indebtedness Agreements@);

all of which Shareholders= Agreements, Tax Sharing Agreements and Existing Indebtedness Agreements shall be in form and substance satisfactory to the Agent and the Required Banks and shall be in full force and effect on the Restatement Effective Date.

108 The Transaction. (a) On or prior to the Restatement Effective Date, there shall have been delivered to the Agent true and correct copies of the following documents (the ATransaction Documents@) evidencing the joint venture between Borrower and Greenwood New Jersey, Inc. (the ATransaction@), in form and substance satisfactory to the Agent:

109 the Asset Purchase Agreement dated July 2, 1998 by and among Garden State Race Track, Inc., Freehold Raceway Association, Atlantic City Harness, Inc., Circa 1850, Inc. and International Thoroughbred Breeders, Inc. (the ANew Jersey Asset Purchase Agreement@);
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
110 First Amendment to Asset Purchase Agreement dated of even date herewith by and among the parties to the New Jersey Asset Purchase Agreement and Borrower;

111 Lease Agreement between Garden State Race Track Inc. and GSPRLP dated of even date herewith;

112 Joint Venture Agreement Relating to New Jersey Assets dated October 30, 1998 by and between Greenwood New Jersey, Inc. and Borrower (the AJV Agreement@);

113 First Amendment to Joint Venture Agreement Relating to New Jersey Assets dated of even date herewith between Greenwood New Jersey, Inc. and Borrower (collectively with the JV Agreement, the ANew Jersey Joint Venture Agreement@);

114      the New Jersey Shareholders= Agreement; and

115 any other document in connection with the Transaction requested by the Agent.

(b) On or prior to the Restatement Effective Date, Borrower shall assign the promissory note from FRPRLP to Borrower in the original principal amount of $11,250,000 to Agent on behalf of Banks, pursuant to the terms of the Pledge Agreement.

116      Original Credit Agreement,  etc. (a) On the Restatement  Effective Date
         (i) all loans under the Original Credit Agreement shall have been repaid in cash in full, (ii) there shall have been paid in cash in full all accrued but unpaid interest on the loans outstanding under the Original Credit Agreement and (iii) there shall have been paid in cash in full all accrued but unpaid fees (including, without limitation, commitment fees, letter of credit fees and facing fees) and other amounts, costs and expenses (including, without limitation, breakage costs, if any, with respect to Eurodollar rate loans) owing under the Original Credit Agreement, in each case regardless of whether or not any of the foregoing amounts would otherwise be due and payable at such time pursuant to the terms of the Original Credit Agreement.


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     (b) On the  Restatement  Effective  Date, (i) all Interest Rate  Protection
Agreements entered into by the Borrower prior to the Restatement Effective Date shall have been terminated and (ii) all amounts, costs and expenses owing by the Borrower pursuant to such Interest Rate Protection Agreements as a result of the termination thereof shall have been paid in full.

     (c) On the Restatement Effective Date, the Agent, the Continuing Banks and the Non-Continuing Banks shall have executed and delivered an acknowledgment letter in the form of Exhibit H.

117 Adverse Change, etc. (a) Since September 30, 1998, nothing shall have occurred (and neither the Agent nor any Bank shall have become aware of any facts or conditions not previously known) which the Agent or the Required Banks shall determine (a) has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (b) has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries.

118 All necessary governmental (domestic and foreign) and third party approvals and/or consents (including, without limitation, any approvals and/or consents of any Commission necessary, or in the reasonable opinion of the Agent desirable, to operate the businesses of the Borrower or any of its Subsidiaries permitted under Section 8.15) in connection with this Agreement, the Transaction and the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, this Agreement, the Transaction or the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon this Agreement, the Transaction or the Documents or otherwise required to herein or therein.

119 Except for licenses in connection with the Transaction, the Borrower and each of its Subsidiaries shall have all licenses, including, without limitation, gaming, racing and alcohol licenses, necessary for the operation of its businesses.

120 Litigation. On the Restatement Effective Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to the Transaction, this Agreement or any other Document or (ii) which the Agent or the Required Banks shall determine could reasonably be expected to have a material adverse effect on (a) the Transaction or on the business, operations, property, assets, condition (financial or otherwise) or the prospects of the Borrower or any Credit Party, (b) the rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or (c) the ability of any Credit Party to perform its respective obligations to the Banks or the Agent hereunder or under any other Credit Document.

121 Contribution and Indemnification Agreement. On the Restatement Effective Date, each Credit Party shall have duly authorized, executed and delivered a contribution and indemnification agreement in the form of Exhibit I (the AContribution and Indemnification Agreement@).

122 Mortgage Amendments. On the Restatement Effective Date, the Agent shall have received (i) fully executed counterparts of amendments (the AMortgage Amendments@), in form and substance satisfactory to the Agent, to each of the Existing Mortgages, and (ii) fully executed counterparts of any additional mortgages that may be requested by Agent (AAdditional Mortgages@) in form and substance satisfactory to Agent, together with evidence that counterparts of each of the Mortgage Amendments and Additional Mortgage have been delivered to the title company insuring the Lien on each of the Mortgaged Properties for recording in all places to the extent necessary or desirable, in the judgment of the Agent, effectively to maintain a valid and enforceable first priority mortgage lien on the Existing Mortgaged Properties, and create a valid and enforceable first priority mortgage lien on any and all properties referenced in the Additional Mortgages, (the AAdditional Mortgaged Properties@) in favor of the Agent for the benefit of the Secured Creditors, and the Agent shall have received either endorsements to the existing Mortgage Policies or new Mortgage Policies, in either case assuring the Agent that each Existing Mortgage is a valid and enforceable first priority mortgage lien on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances.

123 Projections; Balance Sheet; Financial Review. On or prior to the Restatement Effective Date, the Agent shall have received copies of historical financial statements, the financial statements and the Projections referred to in Sections 6.05(a) and (d), and the foregoing financial statements and Projections shall be in form and substance satisfactory to the Agent and the Required Banks.

124  Subsidiaries  Guaranty.  The Subsidiaries  Guaranty,  duly executed by
          each  Subsidiary   Guarantor.

     125 Amended and Restated Security Agreement. The Security Agreement, in form and substance acceptable to Agent, together with any amendments to financing statements and any other related documents reasonably required by the Agent.

126 Pledge Agreement.  The Pledge Agreement,  duly executed by Borrower and each
          Subsidiary.
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127      Assignment of Notes.  The assignment to Agent,  for the ratable benefit of Banks, of all existing promissory notes in favor of Borrower or any Credit Party: (i) by Bankers Trust Company, of all such notes previously assigned to it by Borrower or any Credit Party in its capacity as agent under the Original Credit Agreement, and (ii) all such notes not previously assigned by Borrower or a Credit Party to Agent or Bankers Trust Company.

128  Solvency  Certificate;  Insurance  Certificates.  On  the  Restatement
          Effective Date, the Borrower shall have delivered to the Agent:

129 a certificate in the form of Exhibit J executed by the Chief  Financial
         Officer of the Borrower; and

130      certificates  of insurance  complying with the  requirements of Section
         7.03 for the business and properties of the Borrower and each Credit Party, in form and substance satisfactory to the Agent and the Required Banks and naming the Agent as an additional insured and as loss payee, and stating that such insurance shall not be canceled without at least 30 days prior written notice by the insurer to the Agent (or such shorter period of time as a particular insurance company generally provides).

131 Searches. On or prior to the Restatement Effective Date, Agent shall have received tax, Uniform Commercial Code and judgment searches against each Credit Party in those offices and jurisdictions as the Bank shall reasonably request.

132 Notice of Account Designation. On the Restatement Effective Date, the Borrower shall have delivered to Agent a duly executed notice of account designation, in form and substance acceptable to Agent.

133 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

134 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan, the Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a).

135 Prior to the issuance of each Letter of Credit, the Agent and the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.


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136      Other  Documents.  Prior to the Restatement  Effective Date and/or each
         Credit Event, Agent shall receive from Borrower and its Subsidiaries such additional documents as Agent may reasonably require.

                  The occurrence of the Restatement Effective Date and the acceptance of the proceeds of each Loan and the making of each Letter of Credit Request shall constitute a representation and warranty by the Borrower to the Agent and each of the Banks that all the applicable conditions specified in this
Section 5 exist as of the date of each such Credit Event. All of the Notes, certificates, legal opinions and other documents and papers referred to in this
Section 5, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance satisfactory to the Agent and the Required Banks.

Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of the Restatement Effective Date and each other Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct on and as of the Restatement Effective Date and on the date of each such other Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

137 Corporate and Other Status. Each Credit Party and each of their Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, limited liability company or partnership power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

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138      Corporate  and Other Power and  Authority.  Each  Credit  Party has the
         corporate,   limited   liability   company  or  partnership  power  and
         authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate, limited liability company or partnership action, as the case may be, to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors= rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

139 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, including without limitation any Commission, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, including without limitation any license or authority issued or provided by any Commission, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws, limited liability company agreement or partnership agreement (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

140 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Restatement Effective Date and which remain in full force and effect on the Restatement Effective Date), or exemption by, any governmental or public body or authority, including without limitation any Commission, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

141 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheet of the Borrower and its Subsidiaries at December 31, 1997 and September 30, 1998 and the related consolidated statements of income, cash flows and shareholders= equity of the Borrower and its Subsidiaries for the fiscal year and nine-month period ended on such dates, as the case may be, copies of which have been furnished to the Banks prior to the Restatement Effective Date, present fairly the financial position of the Borrower and its Subsidiaries at the date of such balance sheets and the results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. The consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 1998, a copy of which has been furnished to the Banks prior to the Restatement Effective Date, presents fairly the financial position of the Borrower and its Subsidiaries as of such date and after giving effect to the Transaction. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments in the case of the nine-month and other interim financial statements referred to above. Since December 31, 1997, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

142 On and as of the Restatement Effective Date and after giving effect to the Transaction and to all Indebtedness (including the Loans and the Senior Notes) incurred or assumed or being incurred or assumed and Liens created by the Credit Parties in connection therewith, (a) the sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed its debts; (b) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this
         Section 6.05(b), Adebt@ means any liability on a claim, and Aclaim@ means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

143 Except as fully disclosed in the financial statements delivered pursuant to Section 6.05(a), there were as of the Restatement Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Restatement Effective Date, the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 6.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

144 On and as of the Restatement Effective Date, the Projections delivered to the Agent and the Banks prior to the Restatement Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Restatement Effective Date, the Borrower believes that the Projections are reasonable and attainable.

145 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Document, (ii) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (iii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

146 True and Complete Disclosure. All factual information (taken as a whole) furnished by any Credit Party in writing to the Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

147 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans shall be used for: (i) at closing, the financing of a loan by Borrower to FR Park Racing L.P. (which shall not exceed $11,250,000) pursuant to the terms of Transaction and which loan may be converted to a 50% equity interest in Pennwood and 49.95% limited partnership interest in each of FRPRLP, GSPRLP, FR Park Services and GS Park Services upon the Transaction Conversion; (ii) the refinancing of certain existing Indebtedness of Borrower (including under the Original Credit Agreement) and (iii) the working capital and general corporate purposes of the Borrower and its Subsidiaries. Letters of Credit shall be used for L/C Supportable Obligations.

148 No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.
                                      125

149 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state, local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower threatened, by any authority, including without limitation any Commission, regarding any taxes relating to the Borrower or any of its Subsidiaries. As of the Restatement Effective Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

150 Compliance with ERISA. Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
         401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the

         Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $500,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

151 The Security Documents. (a) The provisions of the Security Agreement continue to create and are effective to create in West Virginia and from all Subsidiary Guarantors formed after the date of the Original Credit Agreement: (i) in favor of the Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties party thereto in the Security Agreement Collateral described therein, to secure Borrower=s Indebtedness solely under the Revolving Loans and (ii) in favor of First Union, a legal, valid and enforceable security interest in all right, title and interest of Borrower in the Security Agreement Term Loan Collateral described therein, to secure Borrower=s Indebtedness solely under the Term Loan. The Agent, for the benefit of the Secured Creditors, has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral as described therein, subject to no other Liens other than Permitted Liens, and First Union has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Term Loan Collateral as described therein, subject to no other liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, created, as of November 27, 1996 and continue to create, as may be perfected by such filing and recordation respectively, a perfected security interest granted to the Agent in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, created, as of November 27, 1996 and continue to create, as may be perfected by such filing and recordation respectively, a perfected security interest granted to the Agent in the United States copyrights covered by the Security Agreement.

152 The security interests created as of November 27, 1996 in favor of the Agent, as Pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement, constitute and continue to create first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities under the Pledge Agreement, other than in connection with the pledge of the ownership interests of PNGI Charles Town Gaming LLC.

153 The Mortgages (as amended by the Mortgage Amendments in the case of the Existing Mortgages) created as of November 27, 1996 and continue to create, and the Additional Mortgages create, for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged
         Properties in favor of the Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Liens permitted under Section 8.01). Schedule IV contains a true and complete list of each parcel of Real Property owned or leased by the Borrower and the Credit Parties on the Restatement Effective Date, and the type of interest therein held by the Borrower or such Credit Party. The Borrower and each Credit Party have good and marketable title to all fee-owned Real Property and valid leasehold title to all Leaseholds, in each case free and clear of all Liens except those described in the first sentence of this subsection (c).

154 Representations and Warranties in the Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were (or are) made (or deemed made).

155 Properties. The Borrower and each of its Subsidiaries have good and marketable title to all material properties and assets owned by them, including all property and assets reflected in the balance sheets referred to in Section 6.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or a permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

156 Capitalization. On the Restatement Effective Date, the authorized capital stock of the Borrower shall consist of (i) 20,000,000 shares of common stock, $.01 par value per share and (ii) 1,000,000 shares of preferred stock, $.01 par value per value, of which no shares of such preferred stock are issued or outstanding. All outstanding shares of capital stock of the Borrower have been duly and validly issued, are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options or warrants to purchase shares of its common stock.

157 Subsidiaries; Investments. As of the Restatement Effective Date, neither the Borrower, nor any Subsidiary, has any Subsidiaries other than those Subsidiaries listed on Schedule V. Schedule V correctly sets forth, as of the Restatement Effective Date, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof. Neither Borrower nor any Subsidiary has investments in or loans to any other individuals or business entities, except for: (i) those permitted by Section 8.05, (ii) set forth on Schedule IX or (iii) those to the New Jersey Joint Venture Entities and related entities.

158 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls and the Commissions), except such noncompliances as could not, individually or in the aggregate, reasonably  be  expected  to  have a  material  adverse  effect  on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

159 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an Ainvestment company@ or a company Acontrolled@ by an Ainvestment company,@ within the meaning of the Investment Company Act of 1940, as amended.

160 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a Aholding company,@ or a Asubsidiary company@ of a Aholding company,@ or an Aaffiliate@ of a Aholding company@ or of a Asubsidiary company@ of a Aholding company@ within the meaning of the Public Utility Holding Company Act of 1935, as amended.

161 Environmental Matters. (a) The Borrower and each of its Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. Other than as disclosed on Schedule XI, there are no pending or threatened Environmental Claims against the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership or operation by the Borrower or any of its Subsidiaries of any Real Property no longer owned or operated by the Borrower or any of its Subsidiaries) or any Real Property owned or operated by the Borrower or any of its
         Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to any Real Property owned or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned or operated by the Borrower or any of its Subsidiaries but no longer owned or operated by the Borrower or any of its Subsidiaries) or any property adjoining or adjacent to any such Real Property that could be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries or (ii) to cause any Real Property owned or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

162 Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries where such Release has violated or could be expected to violate any applicable Environmental Law.

163 Notwithstanding anything to the contrary in this Section 6.19, the representations made in this Section 6.19 shall not be untrue unless the aggregate effect of all violations, claims, restrictions, failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.
                                      130
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164      Labor  Relations.  Other than as disclosed on Schedule XII, neither the
         Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower or on the Borrower and its Subsidiaries taken as a whole. Other than as disclosed on Schedule XII, there is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or threatened against any of them before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any
         matter   specified  in  clause  (i),   (ii)  or  (iii)  above,   either
         individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

165 Patents, Licenses, Franchises and Formulas. Each of the Borrower and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses (including, but not limited to, gaming and alcohol licenses), franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

166 Licenses. (a) The Penn National Licenses and the Pocono Downs Licenses are in full force and effect, have not been subject to any suspension at any time within the last five years and there are no grounds to suspend or revoke any of such Licenses, nor has any notice been received with respect to such Licenses at any time within the last five years from the Pennsylvania Horse Racing Commission or the Pennsylvania Harness Racing Commission that the Pennsylvania Horse Racing Commission or the Pennsylvania Harness Racing Commission believes there are grounds for suspending or revoking any of such Licenses or indicating that any inquiry is or may be conducted with respect to any such suspension or revocation or the fitness of any shareholder of the Borrower or any of its Subsidiaries to hold any capital stock therein.
                                      131
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167      The Charles Town  Licenses are in full force and effect,  have not been subject to any suspension at any time and there are no grounds to suspend or revoke any of such Licenses, nor has any notice been received with respect to such Licenses from the West Virginia Racing Commission or the West Virginia Lottery Commission that the West Virginia Racing Commission or the West Virginia Lottery Commission believes there are grounds for suspending or revoking any of such Licenses or indicating that any inquiry is or may be conducted with respect to any such suspension or revocation or the fitness of any shareholder of the Borrower or any of its Subsidiaries to hold any capital stock or other equity interest therein.

168 Other than licenses reasonably expected to be obtained in connection with the Transaction, all other licenses or grants of authority from any other Commission or governmental authority that are required for the conduct of Borrower=s or any Subsidiary=s business are in full force and effect, have not been subject to any suspension at any time and there are no grounds to suspend or revoke any such licenses or grants of authority.

169 Indebtedness. Schedule VI sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect to the Transaction (excluding the Senior Notes, the Loans, and the Letters of Credit, the AExisting Indebtedness@), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

170 The Senior Notes. The Senior Notes are unsecured obligations of the Borrower. There exists no default or event of default under the Senior Notes Documents. There does not exist any judgment, order or injunction
         prohibiting  or  imposing   material   adverse   conditions   upon  the
         performance by the Borrower or any of its Subsidiaries of their obligations under the Senior Note Documents.
                                      132
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171      Year 2000  Compliance.  Borrower and its  Subsidiaries are conducting a comprehensive review and assessment of their computer systems and applications, micro-processor based goods and equipment owned or used by them in their business and all products currently sold by them, and are making inquiry of their material suppliers, vendors and customers, with respect to functionality before, during and after the year 2000 (the AYear 2000 Problem@). Borrower and its Subsidiaries are preparing a plan to ensure that all such systems, goods, equipment and products owned or used by them and material to the conduct of their business will be Year 2000 Compliant in a timely manner, will provide a copy of such plan to Agent no later than May 31, 1999. Borrower and its
         Subsidiaries   reasonably  believe,  based  on  the  foregoing  review,
         assessment and inquiry, that the Year 2000 Problem will not result in a material adverse effect on the business, operations, property, assets,
         liabilities,   condition  (financial  or  otherwise)  or  prospects  of
         Borrower and its Subsidiaries taken as a whole.

172 Material Contracts. Neither Borrower nor any of its Subsidiaries is a party to or in any manner obligated under any contracts material to its respective business under which there exists a material default.

173 Management Agreements. Except as set forth on Schedule X hereto, neither Borrower nor any of its Subsidiaries is a party to any management or consulting agreement for the provision of services to such entity, including without limitation agreements between and among Affiliates.

174      Transaction Documents.

     (a) Validity. Borrower has the power and authority under laws of Borrower=s state of incorporation and under its articles of incorporation and by-laws to enter into and perform the Transaction Documents; and all actions (corporate or otherwise) necessary or appropriate for Borrower=s execution and performance of the Transaction Documents and all actions required thereunder have been taken, and, upon their execution, the Transaction Documents will constitute the valid and binding obligation of Borrower, enforceable in accordance with their respective terms.

     (b) No Violations. The making and performance of the Transaction Documents and all actions required thereunder will not violate any provision of any law or regulation, federal, state or local, including without limitation all state corporate laws and judicial precedents of Borrower=s state of incorporation and Commission regulations, and will not violate any provisions of the articles of incorporation and by-laws of Borrower, or constitute a default under any agreement by which Borrower or its property may be bound.

175 Inactive Subsidiaries. There does not exist, by virtue of statute, common law, contract or otherwise, any liability of, or any activity or condition relating to, any Inactive Subsidiary, including, without limitation, with respect to any environmental condition, taxes, employee benefit plan, program or statutory obligation, tort claim or contract dispute, which may survive the liquidation of any such Inactive Subsidiary (whether by operation of law, express assumption or otherwise), except for those liabilities which (a) are reserved for or otherwise reflected in the financial statements of the Borrower and its consolidated Subsidiaries or (b) do not in the aggregate as to all Inactive Subsidiaries exceed $50,000.

Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment, and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

176 Information Covenants. The Borrower will furnish to each Bank:

177 Monthly Reports. Within 35 days after the end of each fiscal month of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month.

178 Quarterly Financial Statements. Within 50 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Borrower, subject to normal year-end audit adjustments and (ii) management=s discussion and analysis of the important operational and financial developments during the quarterly and year-to-date periods.

179 Annual Financial Statements. Within 95 days after the close of each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified (x) in the case of the consolidated financial statements, by BDO Seidman, LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (y) in the case of the consolidating financial statements, by the Chief Financial Officer of the Borrower and (ii) management=s discussion and analysis of the important operational and financial developments during the respective fiscal year.

180 Management Letters. Promptly after the Borrower=s or any of its Subsidiaries= receipt thereof, a copy of any Amanagement letter@ received from its certified public accountants and management=s response thereto.

181 Budgets and Projections. No later than thirty days following the first day of each fiscal year of the Borrower, a budget in form satisfactory to the Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower for each of the months of such fiscal year prepared in detail.

182 Officer=s Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(b) and (c), a certificate of the Chief Financial Officer of the Borrower in the form of Exhibit N to the effect that, to the best of such officer=s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 3.03(d), 3.03(e), 8.04, 8.05 and 8.07 through 8.11, inclusive, at the end of such fiscal quarter or year, as the case may be.

183 Notice of Default, Litigation or Non-Compliance. Promptly upon, and in any event within three Business Days after, an officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default; (ii) any litigation or governmental investigation or proceeding (including without limitation any Commission investigation or proceeding) pending
         (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (z) with respect to the Transaction or any Document; and (iii) any actual or alleged failure of Borrower or any Subsidiary to fail to comply with or perform, breach, violate or suffer a default under any local, state or federal law or regulation, or under the terms of any franchise, license or grant of authority, or the occurrence or existence of any facts or circumstances which, with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any franchise, license or grant of authority.

184 Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the ASEC@) or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

185 Management Personnel. Notice in writing within 30 days after any change of Borrower=s senior management personnel.

186 Environmental Matters. Promptly after an officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole:

187 any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;
188 any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

189 any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

190 the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event the Borrower shall deliver to each Bank all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower=s or such Subsidiary=s response thereto.

191 Regulatory Matters. Promptly after (i) the Borrower or any of its Subsidiaries receives any correspondence or other written communication from any Commission (other than correspondence relating to routine operating matters of the Borrower or any of its Subsidiaries in the ordinary course of business) or (ii) the Borrower or any of its Subsidiaries delivers any correspondence or other written communication to any Commission (other than correspondence relating to routine operating matters of the Borrower or any of its Subsidiaries), the Borrower shall deliver copies of any such correspondence or other written communication to each of the Banks.

192 Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Agent or any Bank may reasonably request.

193 Books, Records and Inspections; Annual Meeting with Banks. (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may reasonably request.

194 At a date to be mutually agreed upon between the Agent and the Borrower occurring on or prior to the 120th day after the close of each fiscal year of the Borrower, the Borrower will hold a meeting with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal year of the Borrower.

195 Maintenance of Property; Insurance. (a) Schedule VII sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Restatement Effective Date. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of the Borrower and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain insurance (including hazard and business interruption coverage) on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates, and (iii) furnish to the Agent or any Bank, upon written request, full information as to the insurance carried. At any time that insurance at levels described on Schedule VII is not being maintained by the Borrower or any Subsidiary of the Borrower, the Borrower will, or will cause one of its Subsidiaries to, promptly notify the Agent in writing and, if thereafter notified by the Agent or the Required Banks to do so, the Borrower or any such Subsidiary, as the case may be, shall obtain such insurance at such levels and coverage which are at least as great as to the extent such insurance is reasonably available.
                                      137
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196      The Borrower  will, and will cause each of the other Credit Parties to, at all times keep its property insured in favor of the Agent, and all policies (including Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower and/or such other Credit Parties) (i) shall be endorsed to the Agent=s satisfaction for the benefit of the Agent (including, without limitation, by naming the Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days= prior written notice thereof by the respective insurer to the Agent (or such shorter period of time as a particular insurance company policy generally provides), (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Agent and the Secured Creditors, (iv) shall contain the standard non-contributing mortgage clause endorsement in favor of the Agent with respect to hazard liability insurance, (v) shall, except in the case of public
         liability   insurance,   provide  that  any  losses  shall  be  payable
         notwithstanding (A) any act or neglect of the Borrower or any such other Credit Party, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Agent.

197 If the Borrower or any of its Subsidiaries shall fail to insure its property in accordance with this Section 7.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Agent for all costs and expenses of procuring such insurance.

198 Corporate Existence; Corporate Franchises. (a) The Borrower will, and will cause each of its Subsidiaries to, preserve and maintain its existence as a corporation, limited partnership or limited liability corporation, as applicable, and its good standing in all states in which it conducts business.
                                      138
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     (b)  The Borrower will, and will cause each of its  Subsidiaries  to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, grants of authority and patents; provided, however, that nothing in this Section 7.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 8.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be
          expected  to  have  a  material   adverse   effect  on  the  business,
          operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

199 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, including any Commission, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

200 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

201 Borrower shall deliver to Agent on or before June 30, 1999 a copy of a Phase I environmental report with respect to each Mortgaged Property (other than the Mortgaged Properties described on Schedule XIII) and Additional Mortgaged Property in form and substance satisfactory to Required Banks and prepared by a qualified environmental professional acceptable to Required Banks, together with any additional environmental assessments of such properties deemed necessary by Required Banks by a qualified environmental professional acceptable to Required Banks, and Borrower shall and shall cause its Subsidiaries to take such reasonable actions as may be recommended in any Phase I or other environmental assessment to Required Banks= satisfaction.

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202      ERISA.  As soon as  possible  and,  in any event,  within ten (10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the Chief Financial Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or
         Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under
         Section 4062,  4063,  4064,  4069,  4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each of the Banks a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than ten (10) days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

203 End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its, and each Credit Party=s, fiscal years to end on December 31, and (ii) each of its, and each of Credit Party=s, fiscal quarters to end on March 31, June 30, September 30 and December 31, provided that with respect to any Subsidiary Guarantor acquired after the Restatement Effective Date in accordance with (and to the extent permitted by) this Agreement which has a different fiscal year end or fiscal quarter end from those set forth above, the Borrower shall change such Subsidiary Guarantor=s fiscal year end and/or fiscal quarter end to the dates set forth above within 60 days after the date of such acquisition. The Borrower will maintain and will cause each of its Subsidiaries to maintain its accounting method currently in effect.

204 Performance of Obligations; Conduct of Business. The Borrower will, and will cause each Credit Party to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement,
         contract   or   instrument   by  which  it  is   bound,   except   such
         non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and Credit Party taken as a whole. The Borrower will, and will cause each Credit Party to, continue to conduct its business in such a manner as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and the Credit Parties taken as a whole.

205 Payment of Taxes. The Borrower will pay and discharge, and will cause each Credit Party to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.01(i); provided, that neither the Borrower nor any Credit Party shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

206 Additional Security; Further Assurances. (a) The Borrower will, and will cause each of the Subsidiary Guarantors to, grant to the Agent security interests and mortgages in such assets and properties of the Borrower and such Subsidiary Guarantors as are not covered by the original Security Documents, as amended and restated pursuant to the terms of this Agreement, and as may be requested from time to time by the Agent or the Required Banks, together with the execution of any reasonably requested financing statements (collectively, the

         Additional Security Documents@). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

207 The Borrower will, and will cause each of the Subsidiary Guarantors to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Agent may reasonably require. Furthermore, the Borrower will cause to be delivered to the Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to assure itself that this Section
         7.11 has been complied with.

208      The  Borrower  agrees that each action  required  above by this Section
         7.11 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Agent or the Required Banks or required to be taken by the Borrower and the Subsidiary Guarantors pursuant to the terms of this Section 7.11; provided that in no event will the Borrower be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 7.11.

209 New Jersey Licenses. Borrower shall use its best efforts to obtain, on or before September 30, 1999, all Licenses required in connection with the Transaction from the necessary regulatory authorities in the State of New Jersey.

210 Year 2000 Compliance. The Borrower and its Subsidiaries shall take all action necessary to assure that Borrower=s and its Subsidiaries= computer systems and applications, micro-processor based goods and equipment owned or used by them in their business, and all products sold by them will be Year 2000 Compliant in a timely manner; and use reasonable best efforts to assure the Year 2000 Compliance of their material vendors and suppliers or to assure that failures to be Year 2000 Compliant by such vendors and suppliers will not have a material adverse effect on the business or operations of Borrower and its Subsidiaries. Borrower shall provide to Agent by May 31, 1999 its plan for Year 2000 Compliance referenced in Section 6.25, together with any later material updates or revisions, and notice of any material increase in the estimated costs to Borrower and its Subsidiaries of achieving Year 2000 Compliance in accordance with such plan; and, at the request of Agent, Borrower and its Subsidiaries shall provide Agent assurances acceptable to Agent regarding the Year 2000 Compliance and/or contingency plans related thereto, of Borrower and its Subsidiaries and their material vendors and suppliers.

211 Successor Agent. In the event of the appointment of any successor Agent pursuant to the terms of this Agreement, Borrower and the Credit Parties shall execute and deliver any documents reasonably requested by Banks to effectuate and confirm the transfer to such successor Agent of all rights, powers, duties, obligations and property vested in its predecessor Agent hereunder.

212 Transactions Among Affiliates. The Borrower and the Credit Parties shall cause all transactions between and among Affiliates to be on an arms-length basis and on such terms and conditions as are customary in the applicable industry between and among unrelated entities.

213 Other Information. The Borrower shall and shall cause its subsidiaries to provide Banks with any other documents and information, financial or otherwise, reasonably requested by Banks from time to time.

Negative Covenants. The Borrower hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment, the Term Loan and all Letters of Credit have terminated and the Loans, Term Loan, Revolving Notes, Term Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

214 Liens. The Borrower will not, and will not permit any Credit Party to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any Credit Party whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any Credit Party), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as APermitted Liens@):

215 inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

216 Liens in respect of property or assets of the Borrower or any Credit Party imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers=, warehousemen=s, materialmen=s and mechanics= liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower=s or such Credit Party=s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Credit Party=s or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

217 Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such Schedule VIII for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on
         Schedule VIII, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any Credit Party;

218      Permitted Encumbrances;

219      Liens created pursuant to the Security Documents;

220       leases  or  subleases   granted  to  other   Persons  not   materially
          interfering with the conduct of the business of the Borrower or any Credit Party;

221 Liens upon assets of the Borrower or any Credit Party subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 8.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Credit Party;
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
222 Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any Credit Party at the time of the acquisition thereof by the Borrower or any such Credit Party or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii); shall not at any time exceed $250,000 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Credit Party; provided further that Liens may be placed upon the Charles Town Video Lottery Terminals only pursuant to clause (xiv) below.

223 easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any Credit Party;

224 Liens arising from precautionary UCC financing statement filings regarding operating leases permitted under Section 8.07;

225 Liens arising out of the existence of judgments or awards in respect of which the Borrower or any Credit Party shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of any cash and the fair market value of any property subject to such Liens do not exceed $500,000 at any time outstanding;

226 statutory and common law landlords= liens under leases to which the Borrower or any Credit Party is a party;

227 Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate outstanding amount of obligations secured by Liens permitted by this clause (xiv) (and the value of all cash and property encumbered by Liens permitted pursuant to this clause (xiv)) shall not at any time exceed $500,000;

228 after payment in full in cash to First Union of all amounts outstanding under the Term Loan, Liens placed upon the Charles Town Video Lottery Terminals to secure Indebtedness for the purpose of continuing the financing of the acquisition of such Terminals, or extensions, renewals or replacements of such Terminals for the same or a lesser amount, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (xiv) shall not at any time exceed $5,000,000 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or any Subsidiary; and

229 Liens which may secure Indebtedness of Tennessee Downs, Inc. to the extent such Indebtedness is permitted by Section 8.04(vii)(B) hereof.

In connection with the granting of Liens of the type described in clauses (vii),
(viii) and (ix) of this Section 8.01 by the Borrower or any Credit Party, the Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in each case solely with respect to the item or items of equipment or other assets subject to such Liens.

230 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any Credit Party to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

231      Capital  Expenditures  by the Borrower and the Credit Parties shall be permitted to the extent not in violation of Section 8.08;

232 each of the Borrower and the Credit Parties may sell assets (other than the capital stock of any Subsidiary Guarantor, the equity interest in the Charles Town Joint Venture, any Mortgaged Property or the Charles Town Race Track), so long as (x) no Default or Event of Default then exists or would result therefrom, (y) each such sale is in an arm=s-length transaction and the Borrower or the respective Credit Party receives at least fair market value (as determined in good faith by the Borrower or such Credit Party, as the case may be), (iii) at least 85% of the total consideration received by the Borrower or such Credit Party is cash and is paid at the time of the closing of such sale, (iv) the Total Commitment is reduced in an amount equal to the Net Sale Proceeds therefrom as (and to the extent) required by Section 3.03(c) and (v) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (ii) shall not exceed $3,000,000 in any fiscal year of the Borrower;

233 Investments may be made to the extent permitted by Section 8.05 (Advances, Investments and Loans);
234 each of the Borrower and the Credit Parties may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 8.04(iv) (Indebtedness; Capitalized Lease Obligations));

235 each of the Borrower and the Credit Parties may make sales of inventory in the ordinary course of business;

236 each of the Borrower and the Credit Parties may sell obsolete or worn-out equipment or materials in the ordinary course of business;

237 each of the Borrower and the Credit Parties may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of the Credit Parties;

238 each of the Borrower and the Credit Parties may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to and/or from third Persons and to and/or from one another so long as any such license by the Borrower or any other Credit Party in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that the security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any other Credit Party pursuant to the Security Agreement in the intellectual property covered by such license; and

239 so long as no Default or Event of Default then exists, any Wholly-Owned Subsidiary of the Borrower may merge with and into any other Wholly-Owned Subsidiary of the Borrower, so long as in the case of any merger involving a Subsidiary Guarantor, the Subsidiary Guarantor shall be the surviving corporation of such merger.

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.02 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

240 Restricted Payments. The Borrower will not, and will not permit any Credit Party to, make any Restricted Payments, except that:

241 (A) any Credit Party may pay cash Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower; (B) long as no Default or Event of Default then exists or would result therefrom, any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders or partners generally so long as the Borrower or the Credit Party which owns the equity interest or interests in the Credit Party paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Credit Party paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Credit Party, including the preferences in favor of the Borrower in respect of Dividends paid by the Charles Town Joint Venture); and (C) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability or termination of employment of employees of the Borrower or any Credit Party; provided that the aggregate amount of Dividends and other Restricted Payments paid by the Borrower pursuant to clauses (i) (A-C) hereof shall not exceed $250,000 in the aggregate for the fiscal year ending December 31, 1999 and for each fiscal year thereafter shall not exceed the amount approved by Required Banks for such fiscal year.

242 so long as there is no Default or Event of Default hereunder and no Default or Event of Default would be caused thereby, the Borrower may pay regularly scheduled interest and principal on the Senior Notes.

243      Indebtedness.  The  Borrower  will not, and will not permit any Credit
          Party to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

244  Indebtedness  incurred  pursuant  to this  Agreement  and the other  Credit
          Documents;

245 Existing Indebtedness outstanding on the Restatement Effective Date and listed on Schedule VI, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule VI, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

246 Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 8.04 so long as all of the terms and conditions of such Interest Rate Protection Agreements are satisfactory to the Agent;

247      Indebtedness  subject  to Liens  permitted  under  Section  8.01(viii)
          (purchase money security interests);

248 intercompany Indebtedness among the Borrower and the Credit Parties to the extent permitted by Section 8.05(vii) (intercompany loans evidenced by pledged Intercompany Notes) and (ix) (Charles Town Joint Venture Indebtedness);

249 Indebtedness of the Borrower and the Subsidiary Guarantors under the Senior Note Documents in an aggregate principal amount not to exceed $150,000,000 (as reduced by any repayments of principal thereof); and

250 (A) additional unsecured Indebtedness of the Borrower and the Credit Parties, which Indebtedness shall not mature until after the Final Maturity Date and (B) so long as there is no Default or Event of Default and no Default or Event would be caused thereby, additional Indebtedness of Tennessee Downs, Inc., which Indebtedness may be secured and which Indebtedness shall not mature until after the Final Maturity Date; provided that the Indebtedness described in clauses
         (vii) (A) and (B) hereof shall not exceed, in the aggregate, $16,000,000 in aggregate principal amount at any time outstanding.

                  Notwithstanding  anything to the  contrary  contained  in this
Section 8.04 or in Section 8.01 (Liens), until such time as the Charles Town Joint Venture is a Wholly-Owned Subsidiary of the Borrower, Penn National Gaming of West Virginia, Inc. shall not permit the Charles Town Joint Venture to incur any Indebtedness other than existing Indebtedness of the Charles Town Joint Venture which is also listed on Schedule VI and intercompany loans evidenced by pledged Intercompany Notes (but no refinancings thereof).

251 Advances, Investments and Loans. The Borrower will not, and will not permit any Credit Party to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an AInvestment@ and, collectively, AInvestments@), except that the following shall be permitted:

252 the Borrower and each Credit Party may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Credit Party;

253      the  Borrower and each Credit Party may acquire and hold cash and Cash
          Equivalents;

254 the Borrower and each Credit Party may hold the Investments held by them on the Restatement Effective Date and described on Schedule IX (excluding any Investments previously made in the Charles Town Joint Venture), provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 8.05;

255 the Borrower and each Credit Party may receive non-cash consideration in connection with any asset sale permitted by Section 8.02(ii) but only to the extent set forth in Section 8.02(ii);

256 the Borrower and each Credit Party may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $100,000;

257 the Borrower may enter into Interest Protection Agreements to the extent permitted by Section 8.04(iii);

258 the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another (collectively, AIntercompany Loans@), so long as each Intercompany Loan shall be evidenced by an Intercompany Note that is pledged to the Agent pursuant to the Pledge Agreement;

259      the   Borrower   and  the  Credit   Parties  may  make  cash   capital
          contributions to Subsidiaries of the Borrower which are Subsidiary Guarantors; and

260 the Borrower and the Credit Parties may make Investments in the Charles Town Joint Venture in an aggregate amount not to exceed $47,566,007 plus accrued interest.

261 (a) Prior to the date of the Transaction Conversion, the Borrower or a wholly-owned Subsidiary may make a loan to FRPRLP not exceeding $11,250,000 pursuant to the terms of the Transaction, which loan shall be evidenced by a note that is pledged to the Agent pursuant to the Pledge Agreement; (b) on the date of the Transaction Conversion, the Borrower or a wholly-owned Subsidiary may invest an amount not in excess of an additional $11,750,000 in the New Jersey Joint Venture Entities; and (c) in the absence of a Default or an Event of Default and if such payment shall not create a Default or an Event of Default, Borrower may (i) make payments of up to $8,750,000 to effect the Put (as defined in the New Jersey Joint Venture Agreement) obligation required of the Borrower pursuant to Paragraph 5 of the New Jersey Joint Venture Agreement and (ii) may make payments required to be made under the Contingent Guaranty (as defined in the New Jersey Joint
         Venture Agreement) entered into pursuant to the New Jersey Joint Venture Agreement; provided, however, that neither the Borrower nor any Credit Party shall permit the Transaction Documents to include any provision which requires Borrower or any Credit Party to, nor shall Borrower or any Credit Party, loan, advance, guaranty or invest in any New Jersey Joint Venture Entity; provided, further, however, that Borrower or a wholly-owned Subsidiary may: (i) loan or invest up to $23,000,000 in the New Jersey Joint Venture; (ii) subject to Section 8.05(x), expend up to $8,750,000 in connection with the exercise of the Put; (iii) subject to Section 8.05(x), expend up to $5,000,000 under Borrower=s Contingent Guaranty of the Contingent Notes (as defined in the New Jersey Joint Venture Agreement); and (iii) expend up to $1,250,000 on transaction expenses related to the New Jersey Joint Venture.

262 Transactions with Affiliates. The Borrower will not, and will not permit any Credit Party to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any Credit Party, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Credit Party as would reasonably be obtained by the Borrower or such Credit Party at that time in a comparable arm=s-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

263  Dividends  may be paid to the extent  provided in Section 8.03  (Dividends;
         Subordinated Debt);

264 loans may be made and other transactions may be entered into by the Borrower and each Credit Party to the extent permitted by Sections 8.02 (Consolidation, Merger, Purchase or Sale of Assets, etc.), 8.04 (Indebtedness) and 8.05 (Advances, Investments and Loans);

265 customary fees may be paid to non-officer directors of the Borrower and the Credit Parties; and

266 Credit Parties may pay management fees to the Borrower.

267 Leases. The Borrower will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) made by the Borrower and each Credit Party on a consolidated basis under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations) to exceed: (x) for the fiscal year of Borrower ending December 31, 1999, $1,400,000 and (y) for any fiscal year of the Borrower ending after December 31, 1999, the amount approved by Required Banks for such fiscal year in excess of $1,400,000.

268 Capital Expenditures. (a) The Borrower will not, and will not permit any Credit Party to, make any Capital Expenditures, except that (x) during the fiscal year of the Borrower ending December 31, 1999, the Borrower and the Credit Parties may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in such fiscal year of the Borrower $9,000,000 and (y) during any fiscal year of the Borrower ending after December 31, 1999 the Borrower and each Credit Party may make Capital Expenditures that do not exceed the amount approved by Required Banks for such fiscal year.

269 In addition to the foregoing, the Borrower and each Credit Party may make Capital Expenditures with the amount of Net Insurance Proceeds received by the Borrower or any Credit Party from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 270 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event to the extent such Net
         Insurance Proceeds do not give rise to a reduction in the Total Commitment pursuant to Section 3.03(e).

270 From and after such time as Tennessee Downs obtains all necessary licenses, permits and approvals to conduct harness racing in the State of Tennessee, Tennessee Downs may make up to $16,000,000 of Capital Expenditures to purchase and/or develop a harness race track and related facilities in the State of Tennessee.

271 Minimum  Consolidated Net Worth.  The Borrower will not permit  Consolidated
         Net Worth at any time to be less than the Minimum Consolidated Net Worth at such time.

272 Consolidated Cash Interest Coverage Ratio. The Borrower will not permit the Consolidated Cash Interest Coverage Ratio of the Borrower and its consolidated Subsidiaries at any time during a period set forth below for any Test Period ending on the last day set forth below to be less than the ratio set forth opposite such period below:

     Period                                               Ratio

     Restatement Effective Date through
     September 30, 1999                                   2.50:1.00

     October 1, 1999
     and thereafter                                       3.00:1.00

273 Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio of the Borrower and its consolidated Subsidiaries at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

  Period                                                         Ratio

  Restatement Effective Date through and including
  December 31, 1999                                            4.00:1.00

  January 1, 2000 through and including
  December 31, 2000                                            3.50:1.00

  January 1, 2001 and thereafter                               3.00:1.00

274 Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. The Borrower will not, and will not permit any Credit Party to, (i) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock (including any Shareholders= Agreement), or enter into any new agreement with respect to its capital stock, other than any such amendment, modification, change or other action contemplated by this clause (i) which could not reasonably be expected to be adverse to the interests of the Banks in any material respect, or (ii) amend, modify or change the Charles Town Joint Venture Agreement, other than any such amendment, modification or change which could not reasonably be expected to be adverse to the interests of the Banks in any material respect (it being understood and agreed, however, that in any event the Borrower or a Wholly-Owned Subsidiary thereof shall at all times be the managing member of the Charles Town Joint Venture and shall own at least 89% of the equity interest therein),
         (iii) amend, modify or change the Transaction Documents other than any such amendment, modification or change which could not reasonably be expected to be adverse to the interests of the Banks in any material respect, or (iv) amend, modify or change any provision of any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreements, other than any such amendment, modification, change or other action contemplated by this clause (iv) which could not reasonably be expected to adversely effect the interests of the Banks in any material respect.

275 Limitation on Certain Restrictions on Subsidiaries. Subject to Section 8.16, the Borrower will not, and will not permit any Credit Party to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Credit Party, or pay any Indebtedness owed to the Borrower or any Credit Party, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Credit Party, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents,
         (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Credit Party, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or any Credit Party in the ordinary course of business and (v) restrictions on the transfer of any asset subject to a Lien permitted by this Agreement.

276 Limitation on Issuance of Capital Stock. (a) The Borrower will not, and will not permit any Credit Party to, issue (i) any preferred stock (subject to Section 8.14(b) or (ii) any redeemable common stock (other than, in the absence of a Default or Event of Default and if such issuance will not cause a Default or Event of Default, common stock that is redeemable after the Final Maturity Date or at the sole option of the Borrower).

277 The Borrower will not permit any Subsidiary Guarantor to issue any capital stock (other than, in the absence of a Default or Event of Default and if such issuance will not cause a Default or Event of Default, preferred stock that is redeemable after the Final Maturity Date and including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any Credit Party in any class of the capital stock of such Credit Party,
         (iii) to qualify  directors to the extent required by applicable law or
         (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

278 Business. The Borrower will not, and will not permit any Credit Party to, engage (directly or indirectly) in any business other than the businesses in which the Borrower and Credit Parties are engaged on the Restatement Effective Date and reasonable extensions thereof, it being understood and agreed that, except as provided below, in no event shall the Borrower or any Credit Party engage in any business or enter into any agreement which requires the Borrower or any Credit Party to make any payments under Section 4 of the Plains Company Acquisition Agreement; provided, however, the Borrower and the Credit Parties may operate slot machines at the Penn National Race Track, the Pocono Downs Race Track and at any Non-Primary Location operated by the Borrower and the Credit Parties and may make the required payments pursuant to
         Section 4 of the Plains Company Acquisition Agreement in connection therewith.

279 Guaranties. The Borrower will not and will not permit any Credit Party to guarantee or assume to agree to become liable in any way, either directly or indirectly, for any additional Indebtedness or liabilities of others except to endorse checks or drafts in the ordinary course of business; provided, however, that with the written approval of Required Banks, the Borrower or a Credit Party may guarantee Indebtedness of a New Jersey Joint Venture Entity (in addition to the Contingent Guaranty referred to in Paragraph 8.05 hereof) on terms and conditions satisfactory to Required Banks.

280 Limitation on Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any Credit Party to, establish, create or acquire after the Restatement Effective Date any Subsidiary, provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as (i) the capital stock of such new Wholly-Owned Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Agent for the benefit of the Secured Creditors, (ii) the partnership interests or limited liability company interests, as the case may be, of such new Wholly-Owned Subsidiary (to the extent that same is a partnership or a limited liability company, as the case may be) are pledged and assigned pursuant to, and to the extent required by, the Pledge Agreement, (iii) such new Wholly-Owned Subsidiary executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (iv) such new Wholly-Owned Subsidiary, to the extent requested by the Agent or the Required Banks, takes all actions required pursuant to Section 7.11. In addition, (x) each new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new
         Wholly-Owned   Subsidiary  would  have  had  to  deliver  if  such  new
         Wholly-Owned Subsidiary were a Credit Party on the Restatement Effective Date (including without limitation a joinder to: this Agreement, the Notes, the Subsidiaries Guaranty and the Security Documents) and (y) at such time as the Charles Town Joint Venture becomes a Wholly-Owned Subsidiary of the Borrower, or at such time as the Charles Town Joint Venture Agreement permits the Charles Town Joint Venture to become a Subsidiary Guarantor hereunder (or the Charles Town Minority Owners otherwise consent thereto), the Borrower shall cause the Charles Town Joint Venture (A) to execute a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement,
         (B) to the extent requested by the Agent or the Required Banks, to take all actions required pursuant to Section 7.11 and (C) to deliver all of the relevant documentation described in preceding clause (x) of this sentence.

Events of Default. Upon the occurrence of any of the following specified events (each an AEvent of Default@):

281 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or thereunder; or

282 Representations, etc. Any representation, warranty or statement made (or deemed made) by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Agent or any Bank pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

283 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
         Section 7.01(g)(i) or 7.08 or Section 8 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 9.01 and 9.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Agent or the Required Banks; or

284 Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; (ii) any Indebtedness (other than the Notes) of the Borrower or any Credit Party shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 9.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and
         (ii) is at least $500,000; or (iii) the Borrower or any Credit Party shall default in the performance of its obligations under any material contract (other than contracts for Indebtedness); or

285 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled ABankruptcy,@ as now or hereafter in effect, or any successor thereto (the ABankruptcy Code@); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

286 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
         ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by
         Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) o prospects of the Borrower and its Subsidiaries taken as a whole; or

287 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents, as amended, shall cease to be in full force and effect, or shall cease to give the Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Agent, superior to and prior to the rights of all third Persons (except Permitted Liens), and subject to no other Liens (except Permitted Liens); or

288 Subsidiaries Guaranty. At any time after the execution and delivery thereof, the Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor=s obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

289 Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $500,000; or

290      Change of Control.  A Change of Control shall occur; or

291 Governmental Authorities; Licenses. If custody or control of any substantial part of the property of Borrower or any Credit Party shall be assumed by any governmental agency, including without limitation any Commission, or any court of competent jurisdiction at the instance of any governmental agency, including without limitation any Commission; the termination, suspension or revocation of any License, or the existence of any circumstance, event, matter or condition which under any Act would permit any Commission to terminate, revoke or suspend any such License, or any Commission shall require the Borrower or any Credit Party to divest any License or its equity interest in any Subsidiary owning or holding any License; or if any governmental regulatory authority or judicial body, including without limitation any Commission, shall make any other final non-appealable determination, the effect of which would be to affect materially and adversely the operations of Borrower or any Credit Party as now conducted; or

292 Applications. If in any year the Borrower does not, or does not cause one Credit Party to, submit all appropriate applications to the Pennsylvania Horse Racing Commission and the Pennsylvania Harness Racing Commission to conduct live horse racing at the Penn National Race Track and the Pocono Downs Race Track, or to conduct full card simulcasting at any such Track, in each case in the immediately following calendar year; or if in any year the Borrower does not, or does not cause one Credit Party to, submit all appropriate applications to the West Virginia Racing Commission to conduct live horse racing at the Charles Town Race Track in the immediately following calendar year; or if in any year the Borrower does not, or does not cause one Credit Party to, submit all appropriate applications to the West Virginia Lottery Commission for a license to operate at least 1000 video lottery terminals in the immediately following fiscal year of the license (or such higher number of video lottery terminals as the Borrower or such Subsidiary may have previously been granted a license to operate);

293 Legality. At any time the conduct of live thoroughbred racing, live harness racing or full card simulcasting in Pennsylvania cannot legally be conducted at the Pocono Downs Race Track or the Penn National Race Track or off-track wagering cannot legally be conducted at the Non-Primary Locations operated by the holders of the Penn National Licenses or the Plains Company Licenses, in each case under applicable Pennsylvania or federal law; or the conduct of live horse racing, televised racing or operation of video lottery terminals in West Virginia cannot legally be conducted at the Charles Town Race Track under applicable West Virginia or federal law;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent may, and upon the written request of the Required Banks shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and Notes, and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 9.05 with respect to the Borrower, it will pay) to the Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Agent, all of the Liens and security interests created pursuant to the Security Documents and (vi) apply any cash collateral held by the Borrower pursuant to
Section 4.02(a) to the repayment of the Obligations.

Definitions and Accounting Terms.

294 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  AAct@ shall mean (i) the Pennsylvania Horse Race Industry Reform Act, as amended, (ii) the West Virginia Racetrack Video Lottery Act, as amended, or (iii) the West Virginia Code " 19-23-1 et. seq., as amended, as applicable and including, in each case, any successor thereto.

                  AAdditional  Mortgages@  shall have the  meaning  provided  in
Section 5.12.

                  AAdditional   Security   Documents@  shall  have  the  meaning
provided in Section 7.11.

                  AAffiliate@ shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  AAgent@ shall mean First Union National Bank, successor by merger to CoreStates Bank, N.A., in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to
Section 11.09.

                  AAgreement@  shall mean this Credit  Agreement,  as  modified,
supplemented,   amended,  restated  (including  any  amendment  and  restatement hereof), extended, renewed, refinanced or replaced from time to time.

                  AApplicable Margin@ shall mean a percentage per annum equal to
(i) in the case of Base Rate Loans, the applicable percentage set forth in the column titled AApplicable Base Rate Margin@ on Exhibit M hereto, and (ii) in the case of Eurodollar Loans, the applicable percentage set forth in the column titled AApplicable Eurodollar Margin@ on Exhibit M hereto. The initial Applicable Margin shall be determined on the Restatement Effective Date by reference to the Leverage Ratio of Borrower and its consolidated Subsidiaries as reported on the officer=s certificate in the form of Exhibit N delivered by Borrower to Agent on the Restatement Effective Date; provided, however, that the calculations on such certificate are preliminary calculations, and if final calculations at a later date shall result in an increase of the Applicable
Margin, the Applicable Margin shall be readjusted retroactively to the Restatement Effective Date. Adjustments, if any, in the Applicable Margin shall be made by the Agent on the tenth (10th) Business Day after receipt by the Agent of the quarterly financial statements of Borrower and its consolidated Subsidiaries required by Section 7.01(b) and the accompanying officer=s certificate required by Section 7.01(f), setting forth the Leverage Ratio of Borrower and its consolidated Subsidiaries as of the most recent fiscal quarter end. In the event the Borrower fails to deliver such financial statements and certificate within the time required by Sections 7.01(b) and 7.01(f), the Applicable Margin shall be at Level I until the delivery of such financial statements and certificate; provided, further, however, that the Applicable Margin shall readjust retroactively to the date such financial statements and certificate were required to be delivered by Section 7.01(f) if the Applicable Margin shall increase based on such financial statements and certificate and shall readjust on the day after delivery of such delinquent financial statements or certificate if the Applicable Margin shall decrease or remain the same based on the ratio set forth in such certificate.

                  AAsset Sale@ shall mean any sale, transfer or other disposition by the Borrower or any Credit Party to any Person (including by-way-of redemption by such Person) other than to the Borrower or a
Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 8.02 (v), (vi),
(vii) and (viii).

                  AAssignment and Assumption Agreement@ shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

                  ABank@  shall  mean  each  financial   institution  listed  on
Schedule I, as well as any Person which becomes a ABank@  hereunder  pursuant to
Section 1.13 or 12.04(b).

                  ABank Default@ shall mean (i) the refusal (which has not been retracted) or the failure of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that such Bank does not intend to comply with its obligations under Section 1.01 or 2, in the case of either clause (i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 9.05 with respect to such Bank) of such Bank by any Commission or agency.

                  ABankruptcy Code@ shall have the meaning provided in Section 9.05.

                  ABase Rate@ shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 2 of 1% in excess of the Federal Funds Rate.

                  ABase Rate Loan@ shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  ABorrower@ shall have the meaning provided in the first paragraph of this Agreement.

                  ABorrowing@ shall mean the borrowing of one Type of Revolving Loan on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  ABusiness Day@ shall mean (i) for all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Eurodollar Loan, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  ACapital Expenditures@ shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

                  ACapitalized Lease Obligations@ shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  ACash Equivalents@ shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least AA@ or the equivalent thereof from Standard & Poor=s Ratings Services or AA2@ or the equivalent thereof from Moody=s Investors Service, Inc. with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor=s Ratings Services or at least P-1 or the equivalent thereof by Moody=s Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

                  ACERCLA@ shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ' 9601 et seq.

                  AChambersburg Property@ shall mean the real property of Borrower located in Chambersburg, Pennsylvania upon which the collateral agent under the Original Credit Agreement held a mortgage.

                  AChange of Control@ shall mean (i) any Person or Agroup@ (within the meaning of Rules 13d-3 or 13d-5 under the Securities Exchange Act (as in effect on the Restatement Effective Date)), other than the Permitted Holders, shall (A) have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the Borrower=s capital stock or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrowers= directors, (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors, (iii) the Permitted Holders shall cease to collectively own at least 25% on a fully diluted basis of the voting and/or economic interest in the Borrower=s capital stock or (iv) a Achange of control@ or similar event shall occur under, and as defined in, the Senior Note Documents.

                  ACharles Town Joint Venture@ shall mean PNGI Charles Town Gaming Limited Liability Company, a West Virginia limited liability company.

                  ACharles Town Joint Venture Agreement@ shall mean the Second Amended and Restated Operating Agreement of the Charles Town Joint Venture dated October 17, 1997.

                  ACharles Town Licenses@ shall mean the licenses to conduct horse racing issued to the Borrower or one Credit Party by the West Virginia Racing Commission and to conduct video lottery issued to the Borrower or one Credit Party by the West Virginia Lottery Commission.

                  ACharles Town Minority Owners@ shall mean the four individuals and one entity which hold, collectively, an 11% equity interest in the Charles Town Joint Venture as of the Restatement Effective Date.

                  ACharles Town Races@ shall mean Charles Town Races, Inc., a West Virginia corporation.

                  ACharles Town Race Track@ shall mean Charles Town Race Track located in Jefferson County, West Virginia.

                  ACharles Town Video Lottery Terminals@ shall mean the video lottery terminals used at the Charles Town Race Track acquired by Borrower through the purchase of the Gtech Contract in November, 1998 and from time to time after the date hereof, other video lottery terminals used at the Charles Town Race Track located in Jefferson County, West Virginia.

                  ACode@ shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  ACollateral@ shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, the Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02(a) or 9.

                  ACommission@ shall mean each of the Pennsylvania Horse Racing Commission, the Pennsylvania Harness Racing Commission, the West Virginia Racing Commission and the West Virginia Lottery Commission.

                  ACommitment@ shall mean, for each Bank, the amount set forth opposite such Bank=s name in Schedule I directly below the column entitled ARevolving Loans Commitment,@ as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 12.04(b).

                  ACommitment  Commission@  shall have the  meaning  provided in
Section 3.01(a), and shall be determined pursuant to the applicable percentage set forth under the column titled ACommitment Fee@ on Exhibit M hereto. The initial Commitment Commission shall be determined on the Restatement Effective Date by reference to the Leverage Ratio of Borrower and its consolidated Subsidiaries as reported on the officer=s certificate in the form of Exhibit N delivered by Borrower to Agent on the Restatement Effective Date; provided, however, that the calculations on such certificate are preliminary calculations, and if final calculations at a later date shall result in an increase of the Commitment Commission, the Commitment Commission shall be readjusted retroactively to the Restatement Effective Date. Adjustments, if any, in the Commitment Commission shall be made by the Agent on the tenth (10th) Business Day after receipt by the Agent of quarterly financial statements of the Borrower and its consolidated Subsidiaries required by Section 7.01(b) and the accompanying officer=s certificate required by Section 7.01(f) setting forth the Leverage Ratio of Borrower and its consolidated Subsidiaries as of the most recent fiscal quarter end. In the event the Borrower fails to deliver such financial statements and certificate within the time required by Sections 7.01(b) and 7.01(f), the Commitment Commission shall be at Level I until the delivery of such financial statements and certificate; provided, further, however, that the Commitment Commission shall readjust retroactively to the date such financial statements and certificates were required to be delivered by Sections 7.01(b) and 7.01(f) and shall readjust on the day after delivery of such delinquent financial statements or certificate if the Commitment Commission shall decrease or remain the same based on the ratio set forth in such certificate.

                  AConsolidated Cash Interest Coverage Ratio@ shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense for such period.

                  AConsolidated Cash Interest Expense@ shall mean, for any period, Consolidated Interest Expense for such period including net costs under any Interest Rate Protection Agreements, provided that there shall be excluded any non-cash interest expense for such period (other than any interest that has been capitalized) to the extent that same would otherwise have been included therein.

                  AConsolidated EBIT@ shall mean, for any period, Consolidated Net Income before Consolidated Interest Expense and provision for taxes for such period and without giving effect (x) to any cash extraordinary gains or losses not to exceed $1,000,000 in the most recent twelve month period and (y) to any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business.

                  AConsolidated EBITDA@ shall mean, for any period, Consolidated EBIT for such period, adjusted by (x) adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period, and (y) subtracting therefrom the amount of any payments made by the Borrower or any Credit Party pursuant to Section 4 of the Plains Company Acquisition Agreement for such period (but only to the extent that such payments have not already reduced Consolidated Net Income for such period), it being understood and agreed, however, that for purposes of this clause (y), such payment will be treated as being paid in four equal consecutive quarterly installments, with the first such installment being treated as being paid in the fiscal quarter of the Borrower in which such payment is made.
                                      164

                  AConsolidated Indebtedness@ shall mean, at any time, the principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time (other than (x) Indebtedness in respect of Letters of Credit and (y) Indebtedness under Interest Rate Protection Agreements except to the extent of a payment default thereunder.

                  AConsolidated  Interest  Expense@  shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period; provided that the amortization of deferred financing costs with respect to this Agreement or the Indebtedness incurred hereunder shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

                  AConsolidated Net Income@ shall mean, for any Person and period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that (i) in determining Consolidated Net Income of the Borrower, the net income of any other Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of dividends or distributions by such other Person to the Borrower or a Subsidiary thereof during such period and (ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

                  AConsolidated   Net  Worth@   shall  mean,   on  any  date  of
determination thereof, the consolidated net worth of the Borrower and its Subsidiaries determined as of such date of determination.
                                      165

                  AContingent Obligation@ shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (Aprimary obligations@) of any other Person (the Aprimary obligor@) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business and (ii) until such time as the conditions to effectiveness of the Borrower=s obligations under the Contingent Guaranty referred to in Section 8.05 have been satisfied, the Contingent Guaranty. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

AContinuing Bank@ shall mean each Original Bank with a Commitment under this Agreement on the Restatement Effective Date.

                  AContinuing   Directors@  shall  mean  the  directors  of  the
Borrower on the Restatement Effective Date and each other director, if such other director=s nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors or is recommended by a committee of the Board of Directors a majority of which is composed of the then Continuing Directors.

                  AContribution and Indemnification Agreement@ shall have the meaning provided in Section 5.11.

                  ACredit Documents@ shall mean this Agreement, each Note, the Subsidiaries Guaranty and each Security Document.

                  ACredit Event@ shall mean (i) the occurrence of the Restatement Effective Date and (ii) the making of any Loan or the issuance of any Letter of Credit, it being understood that any conversion of a Loan pursuant to Section 1.06 shall not constitute a Credit Event.

                  ACredit Party@ shall mean the Borrower and each Subsidiary Guarantor.

                  ADefault@ shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  ADefaulting Bank@ shall mean any Bank with respect to which a Bank Default is in effect.

                  ADividend@ shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any Credit Party to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or membership interests of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, ADividends@ with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  ADocuments@   shall   mean  the  Credit   Documents   and  the
Transaction Documents.

                  ADollars@ and the sign A$@ shall each mean freely transferable lawful money of the United States.

                  ADrawing@ shall have the meaning provided in Section 2.05(b).

                  AEligible Transferee@ shall mean and include a commercial bank, financial institution or other Aaccredited investor@ (as defined in Regulation D of the Securities Act).

                  AEnvironmental Claims@ shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, AClaims@), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

                  AEnvironmental Law@ shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ' 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ' 2601 et seq.; the Clean Air Act, 42 U.S.C. ' 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ' 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ' 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ' 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ' 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. ' 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  AERISA@ shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  AERISA Affiliate@ shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a Asingle employer@ (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

                  AEurodollar Loan@ shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  AEurodollar Rate@ shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formulas

                                    LIBOR
                           rate =   1.00 - Eurodollar Reserve Percentage.

                  AEurodollar Reserve Percentage@ means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

                  AEurodollar Spread@ shall mean a percentage per annum equal to 2 of the Applicable Margin as in effect from time to time for Eurodollar Loans, provided that in no event shall the Eurodollar Spread be less than 1%.

                  AEvent of Default@ shall have the meaning  provided in Section
9.

                  AExisting  Indebtedness@  shall have the  meaning  provided in
Section 6.23.

                  AExisting Indebtedness Agreements@ shall have the meaning provided in Section 5.06.

                  AExisting Letters of Credit@ shall have the meaning provided in Section 2.01.

                  AExisting Mortgages@ shall mean all Mortgages granted by the Credit Parties pursuant to the Original Credit Agreement and which have not been released prior to the Restatement Effective Date.

                  AFacing  Fee@  shall  have the  meaning  provided  in  Section
3.01(c).

                  AFederal Funds Rate@ shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

                  AFees@ shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  AFinal Maturity Date@ shall mean the date four years after the Restatement Effective Date.

                  AFirst Union@ or AAgent@ shall mean First Union National Bank, successor by merger to CoreStates Bank, N.A., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

                  AFR Park Services@ shall mean FR Park Services, LP, a New Jersey limited partnership.

                  AFRPRLP@ shall mean FR Park Racing, LP, a New Jersey limited partnership.

                  AGS Park Services@ shall mean GS Park Services, L.P., a New Jersey limited partnership.

                  AGSPRLP@ shall mean GS Park Racing, LP, a New Jersey limited partnership.

                  AGTECH Contract@ shall mean that certain agreement relating to the lease, installation and service of the Charles Town Video Lottery Terminals, dated as of June 25, 1997, between the Charles Town Joint Venture and GTECH Corporation.

                  AHazardous Materials@ shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of Ahazardous substances,@ Ahazardous waste,@ Ahazardous materials,@ Aextremely hazardous substances,@ Arestricted hazardous waste,@ Atoxic substances,@ Atoxic pollutants,@ Acontaminants,@ or Apollutants,@ or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

AInactive Subsidiaries@ shall mean The Plains Company, Audio Video Concepts, Inc., Lehigh Off-Track Wagering, L.P. and Peach Street Limited Partnership.

                  AIndebtedness@ shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided, that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include (i) trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person and
(ii) the Borrower=s obligations with respect to the Put obligation referred to in Section 8.05 hereof.

                  AIntercompany Loan@ shall have the meaning provided in Section 8.05(vii).

                  AIntercompany Note@ shall mean a promissory note, in the form of Exhibit K, evidencing Intercompany Loans.

                  AInterest Determination Date@ shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  AInterest Period@ shall have the meaning provided in Section 1.09.

                  AInterest Rate Protection Agreement@ shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  AInvestments@ shall have the meaning provided in Section 8.05.

                  AIssuing Bank@ shall mean First Union National Bank.

                  AL/C Supportable Obligations@ shall mean (i) obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business to horsemen for racing purposes, (ii) obligations of the Borrower and its Subsidiaries for pari-mutual taxes and (iii) such other obligations of the Borrower as are reasonably acceptable to the Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

                  ALeaseholds@ of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  ALetter of Credit@ shall have the meaning provided in Section 2.01(a).

                  ALetter  of Credit  Fee@ shall have the  meaning  provided  in
Section 3.01(b).

                  ALetter of Credit Outstanding@ shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings.

                  ALetter of Credit Request@ shall have the meaning  provided in
Section 2.03(a).

                  ALeverage Ratio@ shall mean, at any time, the ratio of (i) Consolidated Indebtedness at such time to (ii) Consolidated EBITDA for the Test Period then most recently ended (in each case taken as one accounting period), provided that for purposes of determining the Applicable Margin, the Interest Reduction Discount and the Applicable Commitment Commission Percentage as of any Test Date, the term AConsolidated Indebtedness@ as used in the foregoing clause
(i) of this definition shall be the sum of (I) Consolidated Indebtedness (other than Revolving Outstanding) on such Test Date plus (II) the average Revolving Outstanding for the quarterly period ending on such Test Date.

                  ALIBOR@ shall mean the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Telerate Page 3750, then ALIBOR@ shall be determined by the Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Agent approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Eurodollar Loan.

                  ALicenses@ shall mean each of the Penn National Licenses, the Plains Company Licenses and the Charles Town Licenses, and any other license required for Borrower=s or any Subsidiary=s operations by any Commission, as the case may be.

                  ALien@ shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  ALoan@ shall mean, collectively, the Revolving Loan(s) and the Term Loan.

                  AMargin  Stock@ shall have the meaning  provided in Regulation
U.

                  AMinimum Borrowing Amount@ shall mean $500,000 and $100,000 increments in excess thereof.

                  AMinimum Consolidated Net Worth@ shall mean, at any time, the sum of (i) $53,856,000 plus (ii) 50% of Consolidated Net Income of the Borrower, if positive, for each fiscal quarter of the Borrower ended prior to the date of determination plus (iii) 75% of the Net Equity Proceeds received by the Borrower after the Restatement Effective Date, it being understood that any increase to the Minimum Consolidated Net Worth shall be effective as of the last day of each fiscal quarter of the Borrower.

                  AMortgage@ shall mean each mortgage, deed to secure debt or deed of trust pursuant to which any Credit Party shall have granted to the Agent a mortgage lien on such Credit Party=s Mortgaged Property, and shall include all Mortgage Amendments and Additional Mortgages.

                  AMortgage  Amendments@  shall  have the  meaning  provided  in
Section 5.12.

                  AMortgage Policies@ shall mean the mortgage title insurance policies issued in respect of each of the Mortgaged Properties.

                  AMortgaged Properties@ shall mean all Real Property of the Credit Parties listed on Schedule IV and designated as Existing Mortgaged Properties therein and all Additional Mortgaged Properties.

                  ANet Debt Proceeds@ shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

                  ANet Equity Proceeds@ shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale of issuance of its equity or from the respective capital contribution.

                  ANet Insurance Proceeds@ shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

                  ANet Sale Proceeds@ shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

                  ANew Jersey Joint Venture Agreement@ shall have the meaning provided in Section 5.07.

                  ANew Jersey Joint Venture Entities@ shall mean, collectively, FRPRLP, GSPRLP, Pennwood, FR Park Services and GS Park Services.

                  ANew Jersey Shareholders= Agreement@ shall mean the Shareholders= Agreement dated of even date herewith, by, between and among those entities listed on Exhibit A attached thereto entered into in connection with the Transaction.

                  ANon-Continuing Bank@ shall mean each Original Bank which does not have a commitment under this Agreement on the Restatement Effective Date.

                  ANon-Defaulting Bank@ shall mean and include each Bank other than a Defaulting Bank.

     ANon-Primary Location@ shall have the meaning provided in the Act referred to in clause (i) of the definition of AAct@.

                  ANote@ or ANotes@ shall mean, collectively, the Revolving Notes(s) and the Term Note(s).

                  ANotice of  Borrowing@  shall  have the  meaning  provided  in
Section 1.03(a).

                  ANotice of  Conversion@  shall have the  meaning  provided  in
Section 1.06.

                  ANotice Office@ shall mean the office of the Agent located at 600 Penn Street, P.O. Box 1102 - PA 6464, Reading, PA 19603 Attn: Lynn B. Eagleson, Vice President, Facsimile No.: (610) 655-1027, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                  AObligations@ shall mean all amounts owing to the Agent, the Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  AOriginal Bank@ shall mean each Person which was a Bank under, and as defined in, the Original Credit Agreement immediately prior to the Restatement Effective Date.

                  AOriginal Credit Agreement@ shall have the meaning provided in the first AWhereas@ clause of this Agreement.

                  AOther Hedging Agreement@ shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

                  AParticipant@ shall have the meaning provided in Section 2.04(a).

                  APayment Office@ shall mean the office of the Agent located at 1345 Chestnut Street, Philadelphia, PA 19107, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                  APBGC@ shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  APenn National Licenses@ shall mean the licenses to conduct thoroughbred racing issued to the Borrower or one Credit Party by the Pennsylvania Horse Racing Commission.

                  APenn National Race Track@ shall mean Penn National Race Track located in Dauphin County, Pennsylvania.

                  APennsylvania   Harness  Racing  Commission@  shall  mean  the
Pennsylvania State Harness Racing Commission (and any successor thereto).

                  APennsylvania   Horse  Racing   Commission@   shall  mean  the
Pennsylvania State Horse Racing Commission (and any successor thereto).

                  APennwood@ shall mean Pennwood Racing, Inc., a Delaware corporation and the general partner of FRPRLP and GSPRLP.

                  APercentage@ of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Bank at such time and the denominator of which is the Total Commitment at such time, provided that if the Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

                  APermitted Encumbrance@ shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Agent in their reasonable discretion.

                  APermitted Holders@ shall mean Peter D. Carlino, his progeny and his or their spouses and any trusts over which any such Person has sole control (voting or otherwise) and which name as beneficiaries only such Person or such Person=s spouse or children.

                  APermitted Liens@ shall have the meaning provided in Section 8.01.

                  APerson@ shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  APlains Company Acquisition Agreement@ shall mean the Purchase Agreement dated as of September 13, 1996, by and between the Estate of Joseph B. Banks and the Borrower.

                  APlan@ shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  APledge Agreement@ shall mean the Amended and Restated Pledge Agreement, required pursuant to Section 5.16, made by the Borrower and each Subsidiary Guarantor in favor of the Agent, as Pledgee, as such agreement may be modified, amended or supplemented from time to time.

                  APledge Agreement Collateral@ shall mean all ACollateral@ as defined in the Pledge Agreement.

                  APledgee@ shall have the meaning provided in the Pledge Agreement.

                  APledged Securities@ shall mean all APledged Securities@ as defined in the Pledge Agreement.

                  APocono Downs Licenses@ shall mean the licenses to conduct harness racing and off track facilities issued to the Borrower or one Credit Party by the Pennsylvania Harness Racing Commission.

                  APocono Downs Race Track@ shall mean Pocono Downs Race Track located in Luzerne County, Pennsylvania.

                  APrime Lending Rate@ shall mean the rate which Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  AProjections@ shall mean the projections which were prepared by the Borrower for the four-year period after the Restatement Effective Date ending in December, 2002, and delivered to the Banks on or about January 6, 1999.

                  AQuarterly Payment Date@ shall mean each March 31, June 30, September 30 and December 31 occurring after the Restatement Effective Date.

                  ARCRA@ shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ' 6901 et seq.

                  AReal Property@ of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  ARecovery Event@ shall mean the receipt by the Borrower or any Credit Party of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any Credit Party and (ii) under any policy of insurance required to be maintained under Section 7.03.

                  ARegister@ shall have the meaning provided in Section 12.15.

                  ARegulation D@ shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  ARegulation G@ shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  ARegulation T@ shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  ARegulation U@ shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  ARegulation X@ shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  ARelease@ shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

                  AReplaced  Bank@  shall have the  meaning  provided in Section
1.13.

                  AReplacement Bank@ shall have the meaning provided in Section 1.13.

                  AReportable Event@ shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 4043.

                  ARestatement Effective Date@ shall have the meaning provided in Section 12.10.

                  ARestricted Payments@ shall mean Dividends and payments on Subordinated Debt.

                  ARequired Banks@ shall mean Non-Defaulting Banks the sum of whose outstanding Commitments (or after the termination thereof, outstanding Loans and Percentage of Letter of Credit Outstanding) represent an amount greater than 66b% of the Total Commitment less the Commitments of all Defaulting Banks (or after the termination thereof, the sum of the then total outstanding Loans of Non-Defaulting Banks and the aggregate Percentages of all Non-Defaulting Banks of the total outstanding Letter of Credit Outstanding at such time).

                  ARevolving Loan(s)@ shall have the meaning provided in Section 1.01(a).

                  ARevolving Note(s)@ shall have the meaning provided in Section 1.05(a).

                  ARevolving  Outstanding@  shall mean, at any time,  the sum of
(I) the aggregate principal amount of Loans then outstanding plus (II) the aggregate amount of Letter of Credit Outstanding at such time.

                  ASEC@ shall have the meaning provided in Section 7.01(h).

                  ASection 4.04(b)(ii) Certificate@ shall have the meaning provided in Section 4.04(b)(ii).

                  ASecured Creditors@ shall have the meaning assigned that term in the respective Security Documents.

                  ASecurities Act@ shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  ASecurities Exchange Act@ shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  ASecurity Agreement@ shall mean the Amended Restated Security Agreement, required pursuant to Section 5.15, dated of even date herewith, made by the Borrowers and each Subsidiary Guarantor in favor of the Agent, as such agreement may be modified, amended or supplemented from time to time.

                  ASecurity Agreement Collateral@ shall mean all ACollateral@ as defined in the Security Agreement.

                  ASecurity Agreement Term Loan Collateral@ shall mean all ATerm Loan Collateral@ as defined in the Security Agreement.

                  ASecurity Document@ shall mean and include each of the Security Agreement, the Pledge Agreement and each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

                  ASenior Note Indenture@ shall mean the Indenture dated as of December 17, 1997 among the Borrower, the Subsidiary Guarantors and State Street Bank and Trust Company, as Trustee.

                  ASenior Notes@ shall mean the Borrower=s 10-5/8% Senior Note due 2004.

                  AShareholders=  Agreements@ shall have the meaning provided in
Section 5.06.

                  AStated Amount@ of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                  ASubordinated Debt@ shall mean indebtedness of Borrower or any Subsidiary subordinated to the Loans with subordination provisions in form and substance satisfactory to Banks including without limitation any payment and repurchase of the Senior Notes.

                  ASubsidiaries Guaranty@ shall mean the Amended and Restated Subsidiaries Guaranty, required pursuant to Section 5.14, made by each of the Subsidiary Guarantors, as such guaranty may be modified, amended or supplemented from time to time.

                  ASubsidiary@ shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  ASubsidiary Guarantor@ shall mean each direct and indirect Subsidiary of the Borrower (other than the Charles Town Joint Venture so long as the Charles Town Joint Venture is a non-Wholly-Owned Subsidiary of the Borrower).

                  ATax Sharing  Agreements@  shall have the meaning  provided in
Section 5.06.

                  ATaxes@ shall have the meaning provided in Section 4.04(a).

                  ATennessee   Downs@  shall  mean  Tennessee  Downs,   Inc.,  a
Tennessee corporation.

                  ATerm  Loan@  shall  have  the  meaning  provided  in  Section
1.01(b).

                  ATerm Loan Maturity Date@ shall mean the earlier of December 31, 1999 or the date on which Banks may accelerate the loan pursuant to the last paragraph of Section 9 hereof.

                  ATest Period@ shall mean the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period).

                  ATotal Commitment@ shall mean, at any time, the sum of the Commitments of the Banks.

                  ATotal Unutilized Commitment@ shall mean, at any time, an amount equal to the remainder of (x) the Total Commitment then in effect less
(y) the sum of the aggregate principal amount of Loans then outstanding plus the then aggregate amount of Letter of Credit Outstanding.

                  ATransaction@ shall have the meaning provided in Section 5.07.

                  ATransaction Conversion@ means the issuance to Borrower or a wholly-owned Subsidiary of a 50% or more equity interest in Pennwood and a 49.95% or more limited partnership interest in each of FRPRLP, GSPRLP, FR Park Services and GS Park Services upon the following: (i) the issuance of appropriate New Jersey licenses to Borrower pursuant to the terms of Section
2.12 and (ii) an additional investment in the New Jersey Joint Venture Entities by Borrower or a wholly-owned Subsidiary of an amount not in excess of
$11,750,000; or such other transaction structure as may be presented by the Borrower and approved by Required Banks, which approval shall not be unreasonably withheld.

                  ATransaction  Documents@  shall have the  meaning  provided in
Section 5.07.

                  AType@ shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                  AUCC@ shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  AUnfunded Current Liability@ of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan=s actuary in the most recent annual valuation of the Plan.

                  AUnited States@ and AU.S.@ shall each mean the United States of America.

                  AUnpaid  Drawing@  shall  have  the  meaning  provided  for in
Section 2.05(a).

                  AUnutilized Commitment@ shall mean, with respect to any Bank at any time, such Bank=s Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and
(ii) such Bank=s Percentage of the Letters of Credit Outstanding.

                  AWest  Virginia  Lottery   Commission@  shall  mean  the  West
Virginia Lottery Commission (and any successor thereto).

                  AWest Virginia Racing Commission@ shall mean the West Virginia Racing Commission (and any successor thereto).

                  AWholly-Owned Subsidiary@ shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director=s qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  AYear 2000 Compliant@ shall mean, as to any computer system or application or micro-processor dependent good or equipment, that it is designed and intended to be used prior to, during and after the calendar year 2000 AD and that it will operate as designed and intended during each such time period without error relating to date data or date information, specifically including any error relating to, or the product of, date data or date information that represents or references different centuries or more than one century.

The Agent.

295 Appointment. The Banks hereby irrevocably designate First Union as Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note, by the acceptance of such Note, shall be deemed irrevocably to authorize, the Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its respective duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

296 Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Agent, nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

297 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any Credit Party or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any Credit Party or the existence or possible existence of any Default or Event of Default.

298 Certain Rights of the Agent. If the Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

299 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

300 Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrower or any Credit Party, the Banks will reimburse and indemnify the Agent in proportion to their respective Apercentage@ as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent=s gross negligence or willful misconduct.

301 The Agent in its Individual Capacity. With respect to its obligation to make Loans or issue or participate in Letters of Credit under this Agreement, the Agent shall have the rights and powers specified herein for a ABank@ and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term ABanks,@ ARequired Banks,@ Aholders of Notes@ or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its respective individual capacity. The Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

302 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any note or notes issued in exchange therefor.

303 Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days= prior written notice to the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

304 Upon any such notice of resignation by the Agent, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

305 If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

306 If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent=s resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Agent as provided above.

Miscellaneous.

307 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of Pepper Hamilton LLP and of the Agent=s local racing and other counsel and consultants) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent in connection with their syndication efforts with respect to this Agreement and of the Agent and, after the occurrence of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and, after the occurrence of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs,
         expenses  and  disbursements   (including   reasonable  attorneys=  and
         consultants= fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans or the Term Loan hereunder or the consummation of any Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any Credit Party, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any Credit Party, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any
         Real  Property,   or  any  Environmental  Claim  asserted  against  the
         Borrower, any Credit Party or any Real Property owned or at any time operated by the Borrower or any Credit Party, including, in each case, without limitation, the reasonable fees and disbursements of counsel
         and  other   consultants   incurred   in   connection   with  any  such
         investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.
                                      184
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308      Right of Setoff.  In  addition to any rights now or  hereafter  granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized (to the extent not prohibited by applicable law) at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any
         such  notice  being  hereby  expressly   waived,  to  set  off  and  to
         appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or
         connected   with  this   Agreement  or  any  other   Credit   Document,
         irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

309 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Bank, at its address specified on Schedule II; and if to the Agent, at the Notice Office; or, as to any Credit Party, or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.

310 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder in a minimum amount of $5,000,000, such Bank shall remain a ABank@ for all purposes hereunder (and may not transfer or assign all or any portion of its Commitment hereunder except as provided in Sections 1.13 and 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a ABank@ hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant=s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, shall not constitute a change in the terms of such participation, and that an increase in Commitment or any Loan shall be permitted without the consent of any participant if the participant=s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or
         (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant=s rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

311 Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitment or the Term Loan and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitments or the Term Loan hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks, (ii) upon the surrender of the old notes by the assigning Bank (or, upon such assigning Bank=s indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower=s expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iii) the consent of the Agent and Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above, which consents shall not be unreasonably withheld or delayed; provided, however, that Borrower=s consent shall not be required if a Default or Event of Default has occurred and is continuing, (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Agent on the Register pursuant to Section 12.15. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment. At the time of each assignment pursuant to this
         Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank=s Commitment pursuant to Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

312 Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

313 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank to any other or further action in any circumstances without notice or demand.

314 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

315 Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker=s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

316 Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

317 Calculations; Computations; Accounting Terms. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations of Commitment Commission and Applicable Margin, and all computations and all definitions used in determining compliance with Sections 8.08 through 8.11, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower delivered to the Banks referred to in Section 6.05(a).

318 All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Loan Commitment Commission or Fees are payable.

319      GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
         (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO CHOICE OF LAW PROVISIONS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR OF THE
         UNITED STATES FOR THE EASTERN DISTRICT OF PENNSYLVANIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE

         BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER
         IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY BANK OR THE HOLDER OF ANY REVOLVING NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

320 THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

321 EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

322 Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or the other Credit Documents (ADisputes@) shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

                  Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the AArbitration Rules@) of the American Arbitration Association (the AAAA@) and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city where the Payment Office is located. The expedited procedures set forth in Rule 53 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to any Interest Rate Protection Agreement or Other Hedging Agreement.

323 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

324 Effectiveness. This Agreement shall become effective on the date (the ARestatement Effective Date@) on which (i) the Borrower, the Agent and each Continuing Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office, or, in the case of the Continuing Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Section 5 are met to the satisfaction of the Agent and the Required Banks (determined immediately after the occurrence of the Restatement Effective Date). Unless the Agent has received actual notice from any Bank that the conditions contained in Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Agent=s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

325 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

326 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 12.07(a) shall not constitute a reduction in the rate of interest or any Fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the Commitments are included on the Restatement Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (w) increase the Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of the Commitment of any Bank shall not constitute an increase of the Commitment of such Bank), (x) without the consent of the Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (y) without the consent of the Agent, amend, modify or waive any provision of
         Section 11 or any other provision as same relates to the rights or obligations of the Agent or (z) without the consent of the Agent, amend, modify or waive any provision relating to the rights or obligations of the Agent.

327 If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank=s Commitment of such Bank in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitment that is terminated pursuant to preceding clause (B) is immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate its Commitment as a result of the exercise of such Bank=s rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a)).

328 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 11.06 and 12.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

329 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

330 Register. The Borrower hereby designates the Agent to serve as the Borrower=s agent, solely for purposes of this Section 12.15, to maintain a register (the ARegister@) on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower=s obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this
         Section 12.15.

331      Confidentiality.  (a) Subject to the  provisions  of clause (b) of this
         Section 12.16, each Bank agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank=s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 12.16 to the same extent as such Bank) any information with respect to the Borrower or any Credit Party which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 12.16(a) by the respective Bank, (b) as may be required or reasonably appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or reasonably appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments, or any interest therein by such Bank, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 12.16.

332 The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any Credit Party (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries, provided such Persons shall be subject to the provisions of this
                                      195

Section 12.16 to the same extent as such Bank).

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:                                          PENN NATIONAL GAMING, INC.
Wyomissing Professional Center
825 Berkshire Boulevard, Suite 203
Wyomissing, Pennsylvania 19610
Attention: Chief Financial Officer                 By   \s\Robert S. Ippolito
Telephone: (610)  376-2400                         Name: Robert S. Ippolito
Facsimile:  (610)  376-2842                        Title:Chief Financial Officer


                                                   FIRST UNION NATIONAL BANK,
                                                   successor by merger to
                                                   CoreStates Bank, N.A.,
                                                   Individually and as Agent



                                                    By \s\Lynn B. Eagleson
                                                    Name:Lynn B. Eagleson
                                                    Title:Vice President


                                                    SUMMIT BANK



                                                    By \s\Mary R. Balciar
                                                    Name:Mary R. Balciar
                                                    Title:Vice President

                                                                      SCHEDULE I

                              REVOLVING LOANS COMMITMENT



Bank                                                              Commitment

First Union National Bank                                         $10,000,000
Summit Bank                                                       $10,000,000

            TOTAL:                                                $20,000,000

                                                                     SCHEDULE II


                                     BANK ADDRESSES


Bank                                              Address

First Union National Bank                    600 Penn Street
                                             Reading, Pennsylvania 19603
                                             Attn:  Lynn B. Eagleson
                                             Tel:    610-655-2950
                                             Fax:    610-655-1027

Summit Bank                                  201 Granite Run Drive
                                             Suite 280
                                             Lancaster, PA  17601
                                             Attn:  Mary Balciar
                                             Tel:  (717) 581-0300
                                             Fax:  (717) 581-5394

                                                                    SCHEDULE III

                           EXISTING LETTERS OF CREDIT



Beneficiary                 Issuer           Amount       Expiration
                                                             Date

The State Horseracing       Bankers Trust    $100,000      12/31/99
Commission

The Horsemen=s Benevolent   Bankers Trust    $1,776,000    12/31/99
Protective Association

                                    EXHIBIT A

                           FORM OF NOTICE OF BORROWING

                                                                [Date]




First Union National Bank,
  as Agent for the Banks party
  to the Credit Agreement
  referred to below

Attention: ___________________

Ladies and Gentlemen:

               The undersigned, Penn National Gaming, Inc. (the ABorrower@), refers to the Second Amended and Restated Credit Agreement, dated January 28, 1999 (as amended from time to time, the ACredit Agreement,@ the terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto (the ABanks@) and you, as Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the AProposed Borrowing@) as required by Section 1.03(a) of the Credit Agreement:

                      The Business Day of the Proposed Borrowing is ___________.

                      The  aggregate   principal  amount  of  the  Proposed
                      Borrowing is $____________.

                      The      Proposed    Borrowing   shall   consist   of
                      [$______________  of  Eurodollar  Loans] and
                      [$__________ of Base Rate Loans].

                      [The initial Interest Period for the Eurodollar Loans shall be ______ months.]

                           The undersigned  hereby  certifies that the following
                  statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                          (A) the representations  and warranties  contained in
                  the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

                           (B) no Default or Event of Default has  occurred  and
                  is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                                              Very truly yours,

                           PENN NATIONAL GAMING, INC.


                                      By: ____________________________
                                      Name:
                                     Title:

                                   EXHIBIT B-1
                          FORM OF AMENDED AND RESTATED
                                 REVOLVING NOTE

$___________                                          Philadelphia, Pennsylvania
                                                                January __, 1999



                  FOR VALUE RECEIVED, PENN NATIONAL GAMING, INC. (the ABorrower@), a Pennsylvania corporation, hereby promises to pay to ___________ or its registered assigns (the ABank@), in lawful money of the United States of America in immediately available funds, at the office of First Union National Bank (the AAgent) located at _______________________________________ on the
Final Maturity Date (as defined in the Agreement referred to below) the principal sum of _____________________ DOLLARS ($_________) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rate and at the times provided in Section 1.08 of the Agreement.

                  This Amended and Restated Note (this ANote@) is one of the Revolving Notes referred to in the Second Amended and Restated Credit Agreement, dated January __, 1999, among the Borrower, the lenders from time to time party thereto (including the Bank), and the Agent (as amended, modified or supplemented from time to time, the AAgreement@) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This
Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Agreement). This Note is subject to voluntary and mandatory prepayment or repayment prior to the Final Maturity Date, in whole or in part, as provided in the Agreement.

                  In case a Default or Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  This Note amends and restates the Note dated December 17, 1997 by Borrower in favor of Bank (the APrior Note@); provided, however, that the execution and delivery of this Note shall not in any circumstance be deemed to have terminated, extinguished or discharged Borrower=s indebtedness under such Prior Note, all of which indebtedness and the collateral security therefor shall continue under and be governed by this Note, the Agreement, and the Security Documents (as defined in the Agreement). This Note is an amendment and restatement of the Prior Note and is NOT A NOVATION. Nothing herein is intended to modify or in any way affect the priority of the liens and security interests which secure this Note in favor of Bank.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

                           PENN NATIONAL GAMING, INC.


                                               By:______________________________
                                               Name:
                                               Title:

                                   EXHIBIT B-2

                                FORM OF TERM NOTE


$5,000,000                                            Philadelphia, Pennsylvania
                                                                January __, 1999



                  FOR VALUE RECEIVED, PENN NATIONAL GAMING, INC. (the ABorrower@), a Pennsylvania corporation, hereby promises to pay to FIRST UNION NATIONAL BANK or its registered assigns (the ABank@), in lawful money of the United States of America in immediately available funds, at the office of First Union National Bank (the AAgent@) located at 1345 Chestnut Street, Philadelphia, PA 19107 on the Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of FIVE MILLION DOLLARS ($5,000,000) or, if less, the unpaid principal amount of all the Term Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

                  The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rate and at the times provided in Section 1.08 of the Agreement.

                  This Note is one of the Term Notes referred to in the Second Amended and Restated Credit Agreement, dated of even date herewith, among the Borrower, the lenders from time to time party thereto (including the Bank), and the Agent (as amended, modified or supplemented from time to time, the AAgreement@) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Agreement). This Note is subject to voluntary and mandatory prepayment or repayment prior to the Term Loan Maturity Date, in whole or in part, as provided in the Agreement.

                  In case a Default or an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

                           PENN NATIONAL GAMING, INC.


                                              By:_______________________________
                                              Name:
                                              Title:

                                    EXHIBIT D

                          CALCULATION OF FUNDING LOSSES

                  If a Borrower is liable to a Bank for funding costs pursuant to Paragraph 3.3(e), 4.01 or 4.02(b) of the Credit Agreement, then on the repayment or prepayment date, such Borrower shall pay such Bank an amount, not less than zero, as calculated by Agent in accordance with the following formula:

     (Eurodollar Rate, applicable to the Borrowing being repaid or prepaid minus one and one-fourth percent (1 1/4%) per annum) - (the Applicable Eurodollar Rate minus the Applicable Margin)

                                        X

  (the principal amount of the Borrowing not funded or being repaid or prepaid)

                                        X

                  (the number of days in the Interest Period selected for any Borrowing not funded or the number of days to but excluding the last day in the Interest Period for any Borrowing being repaid or prepaid) divided by 365

                  The AApplicable Eurodollar Rate@ shall mean the Eurodollar Rate as defined in the Credit Agreement, determined at or about 11:00 a.m. London time on the first Business Day in London following the date of repayment or prepayment for deposits of United States Dollars in amount or amounts substantially equal in the aggregate to the amount being repaid or prepaid and with a maturity or maturities substantially equal to the period or periods of time between the date of repayment or prepayment and the date or dates such amount would otherwise have matured and become repayable under the Credit Agreement.

                                                                       Exhibit E

                     FORM OF SECTION 4.04(b)(ii) CERTIFICATE


                  Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of January 28, 1999 among Penn National Gaming, Inc., a Pennsylvania corporation, the Banks party thereto from time to time, and First Union National Bank, a national banking association and successor by merger to CoreStates Bank, N.A., as Agent (the ACredit Agreement@). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a Abank@ as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                                     [BANK]




Date:  _________________              By:      _________________________________
                                      Name:
                                      Title:

                                    EXHIBIT H

                          FORM OF ACKNOWLEDGMENT LETTER

January __, 1999


First Union National Bank, as Agent
under the Credit Agreement
referred to below


                  Reference is hereby make to the Credit Agreement, dated as of November 27, 1996, and amended and restated as of December 17, 1997, among Penn National Gaming, Inc., the lenders party thereto on the date hereof (the ABanks@), CoreStates Bank, N.A., as Co-Agent, and Bankers Trust Company, as Agent (as amended, modified or supplemented through, but not including, the date hereof, the AExisting Credit Agreement@).

                  The Borrower intends to consummate a transaction whereby the Existing Credit Agreement shall be amended and restated (the Existing Credit Agreement, as so amended and restated, is hereinafter referred to as the ASecond Amended and Restated Credit Agreement@) and in connection with such amendment and restatement: (i) certain of the Banks shall no longer continue to be Banks under the Second Amended and Restated Credit Agreement; (ii) First Union National Bank, successor by merger to CoreStates Bank, N.A. shall replace Bankers Trust Company as the Agent under the Second Amended and Restated Credit Agreement and (iii) Summit Bank shall become a Bank under the Second Amended and Restated Credit Agreement.

                  This acknowledgment letter is to confirm that upon the effectiveness of the Second Amended and Restated Credit Agreement (which includes the payment of all Loans, interest, fees and other amounts due and owing under the Existing Credit Agreement and the termination of all Letters of Credit issued under such Existing Credit Agreement), (i) the Banks party to the Existing Credit Agreement and listed under the heading ACONTINUING BANKS@ on the signature page below shall continue to constitute Banks under, and as defined in, the Second Amended and Restated Credit Agreement and (ii) the Banks party to the Existing Credit Agreement listed under the heading ANON-CONTINUING BANKS@ on the signature page below shall cease to constitute Banks under, and as defined in, the Amended and Restated Credit Agreement, although any indemnification provisions under the Existing Credit Agreement and the other Credit Documents referred to therein which by their terms survive shall continue to be effective as to all Banks.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this acknowledgment letter as of the date first above written.



                    CONTINUING BANKS

                    FIRST UNION  NATIONAL BANK,
                    successor   by   merger  to
                    CoreStates Bank, N.A.


                   By:
                   Name:
                   Title:


                    NON-CONTINUING BANKS

                    BANKERS TRUST COMPANY


                    By
                    Name:
                    Title:


                    Acknowledged and Agreed:

                    SUMMIT BANK


                    By
Name:
                    Title:


                    PENN NATIONAL GAMING, INC.


                    By
                    Name:
                    Title:

                                    EXHIBIT J


                          FORM OF SOLVENCY CERTIFICATE


     I, the undersigned, the Chief Financial Officer of Penn National Gaming, Inc. (the ABorrower@), do hereby certify in such capacity and on behalf of the Borrower that:

                  This Certificate is furnished to the Agent and each of the Banks pursuant to Section 5.19 of the Second Amended and Restated Credit Agreement, dated January __, 1999, among the Borrower, the Banks party thereto from time to time, and First Union National Bank, (as Agent as may be amended, modified or supplemented from time to time, the ACredit Agreement@). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

                  For purposes of this Certificate, the terms below shall have the following definitions:

                           AFair Value@

                                    The  amount  at which the  assets,  in their
                                    entirety,    of   the   Borrower   and   its
                                    Subsidiaries (on a consolidated basis) would
                                    change hands  between a willing  buyer and a
                                    willing   seller,   within  a   commercially
                                    reasonable   period  of  time,  each  having
                                    reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

                           APresent Fair Salable Value@

                                    The  amount  that  could be  obtained  by an
                                    independent    willing    seller   from   an
                                    independent willing buyer if the assets of the Borrower and its Subsidiaries (on a consolidated basis) are sold with reasonable promptness under normal selling conditions in a current market.

                           AStated Liabilities@

                                    The    recorded    liabilities    (including
                                    contingent   liabilities)   that   would  be
                                    recorded  in   accordance   with   generally
                                    accepted  accounting  principles (AGAAP@) of
                                    the  Borrower  and  its  Subsidiaries  (on a
                                    consolidated  basis) at December  31,  1997,
                                    determined   in    accordance    with   GAAP
                                    consistently applied, together with the net change in long-term debt (including current maturities) between December 31, 1997 and the date hereof.

                           Identified Contingent Liabilities

                                    The maximum  estimated amount of liabilities
                                    reasonably  likely  to result  from  pending
                                    litigation, asserted claims and assessments,
                                    guaranties,   uninsured   risks   and  other
                                    contingent   liabilities   of  each  of  the
                                    Borrower   and   its   Subsidiaries   (on  a
                                    consolidated  basis) after giving  effect to
                                    the    Transaction    (exclusive   of   such
                                    contingent   liabilities   to   the   extent
                                    reflected in Stated Liabilities).

     Will be able to pay its Stated Liabilities and Identified Contingent Liabilities, as they mature@
                                    Each of the  Borrower  and its  Subsidiaries
                                    (on  a   consolidated   basis)   will   have
                                    sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

                           Does not have Unreasonably Small Capital@

                                    Each of the  Borrower  and its  Subsidiaries
                                    (on    a    consolidated    basis),    after
                                    consummation  of  the  Transaction  and  all
                                    Indebtedness  (including  the  Loans and the
                                    Senior Notes) being  incurred or assumed and
                                    Liens   created  by  the  Borrower  and  its
                                    Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

                  For purposes of this Certificate, I, or other officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

                           I have reviewed the financial  statements referred to
in Section 6.05(a) of the Credit Agreement.

                           I have made inquiries of certain officials of the Borrower and its Subsidiaries, who have responsibility for financial and accounting matters regarding (i) the existence and amount of Identified Contingent Liabilities associated with the business of the Borrower and its Subsidiaries and (ii) whether the unaudited consolidated financial statements referred to in paragraph (a) above are in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements as at December 31, 1997.

                           I have knowledge of and have reviewed to my satisfaction the Credit Documents and the other Documents, and the respective Schedules and Exhibits thereto.

                           With respect to Identified Contingent Liabilities, I:

                                    inquiredof   certain    officials   of   the
                                            Borrower and its  Subsidiaries,  who
                                            have   responsibility   for   legal,
                                            financial and accounting matters, as
                                            to  the   existence   and  estimated
                                            liability   with   respect   to  all
                                            contingent   liabilities   known  to
                                            them;

                                    confirmed with  officers of the Borrower and
                                            its Subsidiaries,  that, to the best
                                            of such officers= knowledge, (i) all
                                            appropriate  items were  included in
                                            Stated Liabilities or the listing of
                                            Identified  Contingent   Liabilities
                                            and that (ii) the  amounts  relating
                                            thereto  were the maximum  estimated
                                            amount  of  liabilities   reasonably
                                            likely to result therefrom as of the
                                            date hereof; and

                           I        have  examined  the  Projections  which have
                                    been  delivered to the Banks and  considered
                                    the effect  thereon of any changes since the
                                    date  of  the  preparation  thereof  on  the
                                    results   projected   therein.   After  such
                                    review,  I hereby certify that in my opinion
                                    the   Projections  are  reasonable  and  the
                                    Projections    support    the    conclusions
                                    contained in paragraph 4 below.

                           I have made inquiries of certain officers of the Borrower and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Borrower and its Subsidiaries (on a consolidated basis), after giving effect to the Transaction, to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay its Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

                  Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that, after giving effect to the Transaction, it is my informed opinion that (i) the Fair Value and Present Fair Salable Value of the assets of the Borrower and its Subsidiaries (on a consolidated basis) exceed its Stated Liabilities and Identified Contingent Liabilities; (ii) the Borrower and its Subsidiaries (on a consolidated basis) do not have Unreasonably Small Capital; and (iii) the Borrower and its Subsidiaries (on a consolidated basis) will be able to pay their Stated Liabilities and Identified Contingent Liabilities, as they mature or otherwise become payable.

                  IN WITNESS WHEREOF, I have hereto set my hand this ___ day of January, 1999.


                       PENN NATIONAL GAMING, INC.


                       By: ________________________________
                              Name:
                              Title:

                                    EXHIBIT K
                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                         DATE: _________________

                  Reference is made to the Credit Agreement  described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. _______________ (the AAssignor@) and ________________________ (the AAssignee@), intending to be legally bound, hereby agree as follows:

                  The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor=s rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the AAssigned Share@) of all of the outstanding rights and obligations under the Credit Agreement including, without limitation, all rights and obligations with respect to the Assigned Share of the Total Commitment and all outstanding Loans and Letters of Credit.

                  The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claims; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

                  The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (v) attaches the forms and/or Certificate set forth in the penultimate sentence of Section 12.04(b) of the Credit Agreement.]1

                  Followingthe  execution  of  this  Assignment  and  Assumption
                           Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment and Assumption Agreement shall be the date of: (i) execution hereof by the Assignor and the Assignee, to the extent required by the Credit Agreement; (ii) the receipt of the consent of the Agent; (iii) receipt by the Agent of the assignment fee referred to in Section 12.04(b) of the Credit Agreement; and (iv) the recordation by the Agent of the assignment effected hereby in the Register, unless otherwise specified in Item 5 of Annex I (the ASettlement Date@).

                  Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date: (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

                  It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to: (x) all interest in the Assigned Share of the Loans at the rates specified in Item 6 of Annex 1, (y) all Commitment Commission on the Assigned Share of the Total Commitment at the rate specified in Item 7 of Annex I and (z) all Letter of Credit Fees on the Assignee=s participation in all Letters of Credit at the rate specified in Item 8 of Annex 1, which, in each case, accrue on and after the Settlement Date (such interest, Commitment Commission and Letter of Credit Fees to be paid by the Agent directly to the Assignee). It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

COMMONWEALTH OF PENNSYLVANIA.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.

                      [NAME OF ASSIGNOR],
                      as Assignor

                      By:      ______________________________
                               Name:
                               Title:


                      [NAME OF ASSIGNEE],
                      as Assignee

                      By:      ______________________________
                               Name:
                               Title:

[Acknowledged and Agreed:

FIRST UNION NATIONAL BANK, as Agent

By:      _______________________________
         Name:
         Title:


PENN NATIONAL GAMING, INC.

By:      _______________________________
         Name:
         Title:

                 ANNEX I FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1.       The Borrower: Penn National Gaming, Inc.

2.       Name and Date of Credit Agreement:

         Second Amended and Restated Credit Agreement dated January 28, 1999 among Penn National Gaming, Inc., the lenders from time to time party thereto, and First Union National Bank, as Agent.

3.       Date of Assignment Agreement:

4. Amounts (as of date of item #3 above):

                                                     Term Loan (solely from
     Commitment (Revolving Loans)                First Union)

a.   Aggregate Amount for                   aa.  Aggregate Amount     $______
     all Banks              $__________

b.   Assigned Share          __________%    bb.  Assigned Share        _____%

c.   Amount of Assigned                     cc.  Amount of Assigned
     Share                  $__________          Share                $______

5.   Settlement Date:       ___________

6. Rate of Interest As set forth in Section 1.08 of the Credit Agreement to the Assignee: (unless otherwise agreed to by the Assignor and the
Assignee)3

7.       Commitment                As set forth in Section 3.01(a) of the Credit

         Commission Agreement (unless otherwise agreed to by the Assignor and to the Assignee: the Assignee)

8. Letter of Credit Fee As set forth in Section 3.01(b) of the Credit Agreement to the Assignee: (unless otherwise agreed to by the Assignor and the Assignee)

9.       Notice:                    ASSIGNOR:

                                            ==========================
                                            ==========================
                                            Attention:
                                            Telephone No.:
                                            Facsimile No.:
                                            Reference:

                                            ASSIGNEE:

                                            ==========================
                                            ==========================
                                            Attention:
                                            Telephone No.:
                                            Facsimile No.:
                                            Reference:

         Payment Instructions:      ASSIGNOR:

                                            ==========================
                                            ==========================
                                            ABA Account:
                                            Account No.:
                                            Reference:

                                            Attention:

                                            ASSIGNEE:

                                            ==========================
                                            ==========================
                                            ABA Account:
                                            Account No.:
                                            Reference:
                                            Attention:


Accepted and Agreed:

[NAME OF ASSIGNEE]                          [NAME OF ASSIGNOR]


By:      _______________________            By:      ______________________
         Name:                                                Name:
         Title:                                               Title:

                                                                     EXHIBIT L


                            FORM OF INTERCOMPANY NOTE

                                                                     [Date]


                  FOR VALUE RECEIVED, [NAME OF PAYOR] (the APayor@), hereby promises to pay on demand to the order of ______________ or its assigns (the APayee@), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

                  The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.

                  Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

                  [This Note, and all of the Payor=s obligations hereunder, shall be subordinate and junior to all Senior Indebtedness (as defined in Section 1.07 of Annex A hereto) on the terms and conditions set forth in Annex A hereto, which Annex A is incorporated herein by reference and made a part hereof as if set forth herein in its entirety.]

                  This Note evidences certain permitted intercompany Indebtedness referred to in the Second Amended and Restated Credit Agreement, dated January 28, 1999, among Penn National Gaming, Inc., the lenders party thereto from time to time, First Union National Bank, as Agent (as may be amended, modified or supplemented from time to time, the ACredit Agreement@), and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the Pledge Agreement (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the Agent pursuant to and as defined in the Pledge Agreement, as in effect from time to time, may exercise all rights provided herein with respect to this Note. Terms used herein and not defined shall have the respective meanings set forth in the Credit Agreement.

                  The Payee is hereby authorized to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

                  All payments under this Note shall be made without offset, counterclaim or deduction of any kind.




                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.



                                               [NAME OF PAYOR]


                                               By: _________________________
                                               Name:
                                               Title:



[NAME OF PAYEE]


By: ______________________
       Name:
      Title:



Pay  to the order of


--------------------------

                                    EXHIBIT M

                               Applicable Margins



            Leverage          Applicable        Applicable Base   Commitment
Level        Ratio         Eurodollar Margin      Rate Margin        Fee

Level I      > 3.00               2.75%             1.75%           .500%

Level II     > 2.50 > 3.00x       2.50%             1.50%           .500%
            --
Level III    > 2.00 > 2.50x       2.00%             1.00%           .375%
            --
Level IV     > 1.50 > 2.00x       1.75%             0.75%           .375%
            --
Level V      > 1.50x              1.50%             0.50%           .375%

                                    EXHIBIT N
               FORM OF OFFICER=S CERTIFICATE - COVENANT COMPLIANCE


                     [PENN NATIONAL GAMING, INC. LETTERHEAD]


                             CERTIFICATE OF OFFICER
                                       OF
                           PENN NATIONAL GAMING, INC.


                  This Certificate is delivered by Penn National Gaming, Inc., a Pennsylvania corporation (the ACompany@), pursuant to Section 7.01(f) of the Second Amended and Restated Credit Agreement dated January 28, 1999 (the AAgreement@), among the Company, various banks and First Union National Bank, as Agent. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

                  The undersigned, a duly elected and authorized officer of the Company, as such hereby certifies to the Lenders that accompanying this certificate as Exhibit A hereto is a true and correct copy of Form _____ of the Company as filed with the SEC on
----------------.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Certificate on the ____ day of ________________, ____.


                           PENN NATIONAL GAMING, INC.


                                      By:      __________________________
                                      Name:
                                     Title:

Penn National Gaming, Inc.
First Union Financial Loan Covenants
As of _______________


------------------------------------------------------------------- ---------------------- -------------------------

                                                                            Per Bank               Per Company
------------------------------------------------------------------- ---------------------- -------------------------
------------------------------------------------------------------- ---------------------- -------------------------
Section 8.05(ix)
Cash equity contributions to Charles Town Joint Venture, not to             $47,566.007 +               $__________
exceed                                                                   accrued interest
------------------------------------------------------------------- ---------------------- -------------------------
------------------------------------------------------------------- ---------------------- -------------------------

Section 8.07
Operating Leases may not exceed                                              $[1,400,000]              $___________
                                                                          [or $______, as
                                                                              approved by
                                                                           Required Banks
                                                                          for the current
                                                                                   fiscal
                                                                                    year]
------------------------------------------------------------------- ---------------------- -------------------------
------------------------------------------------------------------- ---------------------- -------------------------

Section 8.08
Capital expenditures                                                         $[9,000,000]              $___________
                                                                          [or $______, as
                                                                              approved by
                                                                           Required Banks
                                                                          for the current
                                                                                   fiscal
                                                                                    year]
[if applicable, Capital Expenditures by Tennessee Downs]                    [$16,000,000]            [$___________]
------------------------------------------------------------------- ---------------------- -------------------------
------------------------------------------------------------------- ---------------------- -------------------------

Section 8.09
Minimum consolidated net worth may not be less than                          [$53,856,000              $___________
                                                                                    + 50%
                                                                                       of
                                                                             Consolidated
                                                                             Net Income +
                                                                               75% of Net
                                                                         Equity Proceeds]
------------------------------------------------------------------- ---------------------- -------------------------
------------------------------------------------------------------- ---------------------- -------------------------

Section 8.10
Consolidated Cash interest coverage ratio not to be less than                    [2.50 to               ___________
                                                                                       1]
------------------------------------------------------------------- ---------------------- -------------------------
------------------------------------------------------------------- ---------------------- -------------------------

Section 8.11
Maximum leverage ratio not greater than                                          [4.00 to               ___________
                                                                                       1]
------------------------------------------------------------------- ---------------------- -------------------------
------------------------------------------------------------------- ---------------------- -------------------------

                                      225